TABLE OF CONTENTS

ARTICLE 1
DEMISED PREMISES 1

ARTICLE 2
TERM 2

ARTICLE 3
RENT 3

ARTICLE 4
USE OF DEMISED PREMISES 7

ARTICLE 5
TAXES 8

ARTICLE 6
CONSTRUCTION OF IMPROVEMENTS BY TENANT 12

ARTICLE 7
REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES 15

ARTICLE 8
TENANT'S ALTERATIONS 16

ARTICLE 9
UTILITIES 17

ARTICLE 10
ENVIRONMENTAL COMPLIANCE 17

ARTICLE 11
INSURANCE 21

ARTICLE 12
DAMAGE OR DESTRUCTION 25

ARTICLE 13
ASSIGNMENT AND SUBLETTING 29

ARTICLE 14
INDEMNIFICATION 33

ARTICLE 15
CONDEMNATION 35

ARTICLE 16
RIGHT TO INSPECT 38

ARTICLE 17
[INTENTIONALLY OMITTED] 39

ARTICLE 18
DEFAULT PROVISIONS 39

ARTICLE 19
ATTORNEYS' FEES 43

ARTICLE 20
WAIVER OF REDEMPTION; COUNTERCLAIM; TRIAL BY JURY 43

ARTICLE 21
NO WAIVER 44

ARTICLE 22
END OF TERM 44

ARTICLE 23
BROKER 46

ARTICLE 24
QUIET ENJOYMENT 47

ARTICLE 25
NON-LIABILITY OF LANDLORD 47

ARTICLE 26
APPLICABLE LAW AND CONSTRUCTION 48

ARTICLE 27
BINDING EFFECT OF LEASE 48

ARTICLE 28
NOTICES 48

ARTICLE 29
FEE MORTGAGES....49

ARTICLE 30
ESTOPPEL CERTIFICATE....50

ARTICLE 31
REPRESENTATIONS....50

ARTICLE 32
RIGHT OF FIRST REFUSAL....52

ARTICLE 33
RIGHT OF FIRST OFFER....52

ARTICLE 34
MISCELLANEOUS....53

ARTICLE 35
GUARANTY....55

EXHIBIT A – FORM OF GUARANTY OF LEASE

AGREEMENT OF LEASE

AGREEMENT OF LEASE (the "Lease") made as of the 8 day of September, 2006 between 895 WAVERLY ASSOCIATES LLC, a limited liability company organized and existing under the laws of the State of New York, with offices located at 1711 Hereford Road, Hewlett, New York 11557 (the "Landlord"), and TRADE WINDS ENVIRONMENTAL RESTORATION, INC., a corporation organized and existing under the laws of the State of New York, with offices located at 100 Sweenydale Avenue, Bay Shore, New York 11706 (the "Tenant").

ARTICLE 1
DEMISED PREMISES

Section 1.01 - Description of Demised Premises. In consideration of and subject to the terms, covenants, agreements, provisions, conditions and limitations set forth in this Lease, Landlord has agreed to demise and lease unto Tenant and Tenant has agreed to hire and take from Landlord that certain parcel of real property known as 895 Waverly Avenue, in Holtsville, County of Suffolk and State of New York, District 0200, Section 835.00, Block 01.00, Lot 004.000 (the "Land"), together with all buildings and improvements erected or to be erected thereon (the "Improvements"), and together with all of Landlord's right, title and interest in all easements, rights and other matters appurtenant to the Land or the Improvements and in and to any land lying in the bed of any roads adjacent to the Land, except that air rights and transferable development rights shall not be demised or leased to Tenant under this Lease (such Land, Improvements, easements and rights being hereinafter collectively referred to as the "Demised Premises").

Section 1.02 – Condition of Demised Premises. Tenant acknowledges and agrees that it shall hire and take the Demised Premises from Landlord in its present state of title, subject to all existing liens, charges, encumbrances and any other matters affecting title. Except as specifically set forth in this Lease, Tenant agrees to accept the Demised Premises "as is," in the existing condition and state of repair as of the date hereof and without recourse to Landlord. Tenant further agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of Landlord and Tenant has not relied on any representations, statements or warranties, express or implied, in respect of the Demised Premises or in respect of the condition thereof or the present or future use or occupation that may be made thereof, the zoning or other Requirements (as hereinafter defined), transferable development rights, encumbrances thereon, appurtenances, or title thereto (except as may be expressly set forth in this Lease). Without limiting the generality of the foregoing, Tenant has not relied on any representations or warranties other than as expressly set forth herein as to

(1) the current or future real estate tax liability, assessment or valuation of the Demised Premises, (2) the potential qualification of the Demised Premises for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated, (3) the compliance of the Demised Premises, in its current or any future state, with applicable zoning ordinances and the ability to obtain a change in the zoning or a variance with respect to the Demised Premises' non-compliance, if any, with said zoning ordinances, (4) the availability of any financing for the purchase, alteration or operation of the Demised Premises from any source, (5) the current or future use of the Demised Premises, including, but not limited to, the Demised Premises' use for residential or commercial purposes, (6) the present or future structural and physical condition of any building, (7) the presence or absence of any Requirements and any violations thereof, and (8) the presence or absence of any Hazardous Materials (as hereinafter defined), and the compliance or non-compliance with any Environmental Laws (as hereinafter defined). Landlord shall in no event whatsoever be liable for any latent or patent defects in the Demised Premises. Requirements shall mean any and all present and future laws, rules, orders, ordinances, regulations, statutes and requirements of any Governmental Authority (as hereinafter defined) relating in any way to the Demised Premises.

ARTICLE 2
TERM

Section 2.01 –Term. This Lease shall be for a term (the "Term") of approximately seven (7) years, which shall commence on September 15, 2006 (the "Commencement Date") and shall end at midnight on August 31, 2013 (the "Expiration Date"), unless such Term shall sooner cease or expire as hereinafter provided. If Landlord is unable to give possession of the Demised Premises on the Commencement Date for any reason whatsoever, Landlord shall not be liable for failure to give such possession and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Term but the Fixed Rent and Additional Rent payable hereunder shall be abated until after Landlord shall have given Tenant written notice that the Landlord is able to deliver possession of the Demised Premises. The provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

Section 2.02 –Renewal Option. Tenant shall have the right and option ("Renewal Option") to renew the Term of this Lease for three (3) successive periods of five (5) years each (each, a "Renewal Term"). Tenant shall give notice to Landlord of Tenant's exercising of such option (each a "Renewal Notice") and deliver the requisite environmental report pursuant to Section 10.02(g)(ii) of this Lease not later than nine (9) months prior to the then effective Expiration Date, *TIME BEING OF THE ESSENCE* with respect to giving of the Renewal Notice and environmental report by Tenant to

Landlord; provided, however, that the Renewal Notice shall be validly and effectively given only if, on the date that Tenant shall exercise its Renewal Option (the "Exercise Date") this Lease shall not have been previously terminated or cancelled and there shall be no uncured Event of Default. If Tenant shall validly exercise its Renewal Option in accordance with the provisions of this Section 2.02, this Lease shall be deemed to be extended pursuant to the Renewal Notice, subject to the provisions of this Lease. Notwithstanding anything to the contrary contained in this Section 2.02, if on the commencement of a Renewal Term there shall be an uncured Event of Default, then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of the Renewal Option, in which case Tenant's exercise of the Renewal Option shall be of no force or effect, and the Term shall end on the Expiration Date of this Lease, unless sooner cancelled or terminated pursuant to the provisions of this Lease or by law. The applicable Renewal Term shall commence on the day following the then effective Expiration Date and shall end at midnight on the date that is five (5) Lease Years thereafter. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the applicable Renewal Term, except that during the last Renewal Term, Tenant shall have no further right to extend the Term of the Lease.

ARTICLE 3
RENT

Section 3.01 - Fixed Rent.

(a) Tenant covenants and agrees, as conditions to this Lease, to keep and abide by all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and to pay to Landlord a minimum fixed annual rent ("Fixed Rent") during the Term as follows:

Lease Year	Fixed Rent	Monthly Installments	
1	$318,000.00	09/01/06 – 11/30/06 12/01/06 – 02/28/07 03/01/07 – 05/31/07 06/01/07 – 08/31/07	$17,000.00 $23,000.00 $30,000.00 $36,000.00
2	$476,004.00		$39,667.00
3	$490,284.12		$40,857.01
4	$504,992.64		$42,082.72
5	$520,142.40		$43,345.20
6	$535,746.72		$44,645.56
7	$551,819.16		$45,984.93

(b) Tenant shall pay the first ~~two~~ month's (~~$25,500.00~~ ($17,000.00)) and last two months' ($91,969.86) of Fixed Rent totaling ~~$117,469.86~~ 108,969.86 upon its execution of this Lease.

(c) For purposes of this Lease, the term "Lease Year" shall mean for (i) the first (1st) Lease Year, the period commencing on the Commencement Date plus, if the Commencement Date is not the first day of a calendar month, the number of days between the Commencement Date and the end of the month in which the Commencement Date occurs, and ending on August 31st of the next succeeding year, and (ii) for each Lease Year thereafter, the one (1) year period commencing on the expiration of the preceding Lease Year.

(d) Tenant covenants and agrees, as conditions to this Lease, to keep and abide by all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and to pay to Landlord a fixed annual rent ("Fixed Rent") during the first Renewal Term, if exercised, as follows:

Lease Year	Fixed Rent	Monthly Installments
1	$568,373.76	$47,364.48
2	$585,424.92	$48,785.41
3	$602,987.64	$50,248.97
4	$621,077.28	$51,756.44
5	$639,709.56	$53,309.13

(e) Tenant covenants and agrees, as conditions to this Lease, to keep and abide by all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and to pay to Landlord a fixed annual rent ("Fixed Rent") during the second Renewal Term, if exercised, as follows:

Lease Year	Fixed Rent	Monthly Installments
1	$658,900.80	$54,908.40
2	$678,667.80	$56,555.65
3	$699,027.84	$58,252.32
4	$719,998.68	$59,999.89
5	$741,598.68	$61,799.89

(f) Tenant covenants and agrees, as conditions to this Lease, to keep and abide by all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and to pay to Landlord a fixed annual rent ("Fixed Rent") during the third Renewal Term, if exercised, as follows:

Lease Year	Fixed Rent	Monthly Installments
1	$763,846.68	$63,653.89
2	$786,762.12	$65,563.51
3	$810,364.92	$67,530.41
4	$834,675.84	$69,556.32
5	$859,716.12	$71,643.01

Section 3.02 – Manner of Payment. Tenant covenants and agrees to pay Landlord the Fixed Rent at the principal office of Landlord, or at such place as Landlord shall from time to time direct in writing without any abatement, reduction, setoff, counterclaim or deduction whatsoever. The Fixed Rent shall be paid in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of private and public debts. For Tenant's convenience, Fixed Rent shall be payable by Tenant in equal monthly installments in advance on the first day of each calendar month included in the Term.

Section 3.03 – Proration of Fixed Rent. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of the then applicable monthly installment of Fixed Rent for each day of such portion, payable in advance at the beginning of such portion.

Section 3.04 – Late Payment. In any case in which any payment of Fixed Rent or Additional Rent (as hereinafter defined) or any other sum due Landlord by Tenant under this Lease is not received by Landlord within five (5) days of the day when same is due, such payment shall bear interest at the rate of eighteen percent (18%) per annum (the "Default Rate") from the date such payment was due and payable. Tenant agrees that the Default Rate imposed herein is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment to Landlord by Tenant. The Default Rate shall be in addition to any other right or remedy hereunder and shall be due and payable as Additional Rent. Tenant further agrees that the Default Rate does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. In addition, Tenant shall pay upon demand by Landlord any reasonable attorneys' fees, costs and disbursements incurred by Landlord in connection with the imposition, collection or payment of said interest, said amounts to be deemed Additional Rent.

Section 3.05 – Additional Rent. Unless another time shall be herein expressly provided, any additional rent, charges or sums payable by Tenant under this Lease (collectively, "Additional Rent") shall be due and payable within ten (10) days after

demand by Landlord, and Landlord shall have the same remedies for failure to pay the Additional Rent as for a non-payment of Fixed Rent. Unless otherwise specifically instructed by Landlord, all Additional Rent shall be paid in the same currency and, at the same place as is the Fixed Rent required to be paid hereunder, and shall be paid without any abatement, reduction, setoff, counterclaim or deduction whatsoever.

Section 3.06 – Landlord Cure Rights. If, after five (5) days' notice from Landlord to Tenant, except in the case of emergency, for which no notice shall be required, Tenant shall default in making any payment required to be made by Tenant or in performing any obligation of Tenant under this Lease which shall require the expenditure of money, including, but not limited to Taxes (as hereinafter defined), Landlord may, but shall not be obligated to, make such payment on behalf of Tenant or expend such sum as may be necessary to perform or fulfill such obligation. Any sums so paid by Landlord shall bear interest at the Default Rate from the date such payment was made by Landlord and shall be deemed Additional Rent.

Section 3.07 – [Intentionally Omitted]

Section 3.08 – Rent Regulations. If all or any part of the Fixed Rent or Additional Rent shall at any time become uncollectible, reduced or required to be refunded by virtue of any Requirements (including rent control or stabilization laws, however denominated), then for the period prescribed by said Requirements, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Requirements (but in no event to exceed the amounts which would otherwise be due and payable under this Lease as if such Requirements were not in effect), and Tenant shall execute and deliver such agreement(s) and take such other steps as Landlord may reasonably request to permit Landlord to collect the maximum Fixed Rent and Additional Rent which, from time-to-time during the continuance of such legal rent restriction, may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the expiration or other legal termination of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded: (a) the Fixed Rent and Additional Rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such expiration or termination, and (b) Tenant shall pay to Landlord as Additional Rent, within ten (10) days after demand or such longer period as is legally permissible if ten (10) days shall not be lawful, all uncollected, reduced or refunded amounts that would have been payable for the above-said period absent such Requirements.

Section 3.09 – Survival. The provisions of this Article 3 shall survive the expiration or earlier termination of this Lease. Landlord's failure to bill Tenant for Fixed Rent or Additional Rent or any sum due under this Lease shall in no way excuse Tenant from its obligation to pay Fixed Rent or Additional Rent or any sum due under this Lease, or constitute a waiver of Landlord's right to thereafter bill and collect such Fixed

Rent or Additional Rent or any sum due under this Lease from Tenant in accordance with the terms of this Lease.

ARTICLE 4
USE OF DEMISED PREMISES

Section 4.01 – Use.

(a) Tenant shall use the Demised Premises for any lawful use, in compliance with the certificate of occupancy of the Demised Premises and zoning laws ("Permitted Use"). Tenant may not use the Demised Premises for any other purposes.

(b) Notwithstanding the provisions of Section 4.01(a), in no event shall the Demised Premises be used for any of the following: (i) a school or classroom (except that Tenant may use the Demised Premises for training within scope of Tenant's business as a full-service environmental response, remediation and restoration contractor), (ii) gambling activities, (iii) conduct of obscene, pornographic or disreputable activities, (iv) offices of an agency, department or bureau of the United States Government or any foreign government, or any political subdivision of any of them, (v) offices of any charitable, religious, union or other not-for-profit organization; (vi) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto, (vii) any manufacturing or industrial use, (viii) landfill; (ix) the handling, treatment or storage of garbage or Hazardous Materials (as hereinafter defined), except as specifically permitted in Section 4.01(c) below; (x) residential facility, single room occupancy facility, hotel, motel, apartment hotel, rooming house, dormitory, however denominated; (xi) restaurant, bar and lounge, tavern, grill, catering facility, dance or social club, theatre, night club, cabaret, disco, amusement center, movie theatre, game room, video or amusement arcade or any other establishment whose primary business is providing food or beverage or on-premises consumption or providing entertainment; (xii) swimming pool, skating rink, dance hall, spa, health club, gym, exercise facility or salon; (xiii) any retail use, catalog sales or fulfillment center use; or (xiv) for any purpose which would constitute a public or private nuisance (each, a "Prohibited Use").

(c) Notwithstanding Section 4.01(b)(ix), Tenant shall be permitted, as an adjunct to Tenant's business as described in Section 4.01(b)(i), to store minimal quantities of Hazardous Materials at the Demised Premises if required by, and under the oversight of a governmental authority having jurisdiction with respect to Hazardous Materials. Storage for any one period shall not exceed five (5) consecutive days, and Tenant shall not store Hazardous Materials in excess of two (2) occurrences during any calendar year. Storage of Hazardous Materials shall be in compliance with Article 10 of this Lease and all Requirements including, but not limited to, Environmental Laws.

Tenant shall notify Landlord of its intent to temporarily store Hazardous Materials on the Demised Premises three (3) business days prior to such storage, except in an emergency, in which case Tenant shall notify Landlord immediately after Tenant has knowledge of such emergency storage, and Tenant shall notify Landlord immediately upon the removal of the Hazardous Materials from the Demised Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall not be permitted to store Hazardous Materials in any amount, for any period of time prior to delivery by Tenant to Landlord of the Environmental Report (as hereinafter defined).

Section 4.02 – Compliance with Requirements. Tenant shall at all times conduct its activities on the Demised Premises in full compliance with all Requirements of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Demised Premises, and the direction of any public officer pursuant to law, whether nor or hereafter in force ("Governmental Authority").

ARTICLE 5
TAXES

Section 5.01 – Taxes. For the purposes of this Article 5 and other provisions of this Lease:

(a) The term "Taxes" shall mean (i) the real estate taxes, assessments, special assessments, payments-in-lieu-of taxes, excises, levies, license and permit fees, charges for public utilities or other taxes, charges for any easement or agreement maintained for the benefit of the Demised Premises, charges or burdens assessed, imposed or becoming a lien upon or with respect to the use or ownership of the Demised Premises or any other taxable interest therein, imposed upon the Demised Premises by any federal, state, municipal or other governments or governmental bodies or authorities, as well as all charges for water and sewer, whether measured by meter or otherwise, and whether or not any of the foregoing are not final assessments or are the basis of any proceeding instituted or commenced to contest the amount or validity of any of the same, and (ii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Land, Building and all other improvements, betterments or facilities located on, appurtenant to, or benefiting the Land, which expenses shall be allocated to the Base Tax Year or the Tax Year to which such expenses relate. If at any time during the term of this Lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for, the whole or any part of such taxes set forth in Section 5.01(a)(i) and (ii) there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom or (y) any other such additional or substitute tax, assessment,

levy, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes thereof.

(b) The term "Base Tax Year" shall mean fiscal tax year 2005/2006.

(c) The term "Base Taxes" shall mean the Taxes for the Base Tax Year.

(d) The term "Tax Year" shall mean the period of twelve (12) calendar months beginning on December 1, 2005, and each succeeding twelve (12) month period thereafter.

(e) The term "Tax Statement" shall mean a written statement prepared by Landlord or its agent, setting forth Landlord's computation of the sum payable by Tenant under this Article 5 for a specified Tax Year or portion thereof, as the case may be.

Section 5.02 – Tax Year. If the real estate fiscal tax year of the Town of Brookhaven, the school district in which the Building is located, the County of Suffolk, State of New York or any other entity to whom Taxes are paid or who levies, assesses or imposes Taxes shall be changed during the term hereof, any Taxes for a real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the particular Tax Year for the purpose of making the computations under Section 5.03.

Section 5.03 – Payment of Taxes.

(a) If the Taxes for any Tax Year during the term of this Lease exceed the Base Taxes, Tenant shall pay one hundred percent (100%) of such excess for such Tax Year (herein called "Tax Payment"). The first payment due Landlord under this Section 5.03 shall be due and payable in full within fifteen (15) days of Landlord's furnishing Tenant with a Tax Statement for the entire applicable Tax Year. Thereafter, until Landlord shall furnish Tenant with a Tax Statement for the then Tax Year, Tenant shall, as an "on account" payment against the Tax Payment for the then Tax Year, pay to Landlord on the first day of each month in advance an amount determined by dividing the Tax Payment for the preceding Tax Year by the number of months between the first day of the month subsequent to Tenant's receipt of such statement and the end of the then Tax Year; (b)promptly after the Tax Statement for such Tax Year is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made for such Tax Year in accordance with the Tax Statement, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after receipt of written demand therefor, or (ii) if there shall have

been an overpayment, Landlord shall promptly refund to Tenant the amount thereof; and (c) on the first day of the month following the month in which the Tax Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year during such Tax Year, Landlord shall furnish to Tenant a revised Tax Statement for such Tax Year, and the Tax Payment for such Tax Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner provided in the preceding sentence.

(b) In lieu of billing Tenant in a lump sum payment for the full Tax Payment as provided in Section 5.03(a) above, Landlord, at its option, may bill Tenant monthly or quarterly for the excess of any installment of Taxes for any Tax Year over the corresponding installment of Base Taxes, each of which payments shall be made by Tenant to Landlord no later than ten (10) days prior to the date on which each such installment of Taxes shall be payable to the appropriate tax receiving authority.

Section 5.04 – Adjustments to Tax Payments.

(a) If the Base Taxes are reduced as a result of an appropriate proceeding or otherwise, Landlord shall give notice to Tenant of the amount by which Tax Payments previously made were less than the Tax Payments required to be made under this Article, and Tenant shall pay the amount of the deficiency within ten (10) days after demand therefor.

(b) Landlord and Tenant, at Tenant's sole cost and expense and on behalf of and with Landlord's prior consent, not to be unreasonably withheld, shall be eligible to institute proceedings to reduce the assessed valuation of the Demised Premises. At no time shall the payment of any Tax be deferred or remain unpaid beyond the due date of such Tax, nor shall the due date of such Tax be extended or delayed by reason of or in connection with Tenant's contest. Tenant hereby assigns to Landlord all of the rights of Tenant now or hereafter arising to any refund of Taxes to the extent of any default by Tenant in the payment of Fixed Rent, Additional Rent or any other sums due Landlord at the time of such refund. Notwithstanding anything to the contrary, Landlord shall have the exclusive right to control and settle any contest or review of Taxes payable for the first (1st) Lease Year and the last two (2) Lease Years of the Term or any Renewal Term. Landlord shall execute such documents as Tenant may reasonably require to permit Tenant to proceed with any contest or review of Taxes which Tenant is authorized to commence pursuant to this Lease. If any Tax refund due Tenant is paid to Landlord for any Tax Year, such amount, less Landlord's reasonable attorneys' fees in recovering said amount, as are payable to Tenant pursuant to this Section 5.04, shall, provided Tenant is not then in default under the terms of this Lease

after all applicable grace periods have expired, be promptly remitted by Landlord to Tenant, provided, however, such payment to Tenant shall in no event exceed Tenant's Tax Payment for such tax Year. If any Tax refund due Landlord is paid to Tenant for any Tax year, such amount, less Tenant's reasonable attorneys' fees in recovering said amount, shall be promptly remitted by Tenant to Landlord.

(c) If a Tax Year commences or ends before or after the commencement or expiration or termination of the term of this Lease, the Tax Payment thereof shall be prorated to correspond to that portion of such Tax Year occurring within the term of this Lease.

<u>Section 5.05 – Assessments</u>. Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after the same shall be paid by Landlord, an amount equal to one hundred percent (100%) of the amount of any assessment or installment thereof for public betterments or improvements which may be levied from the date of execution of this Lease upon the Demised Premises. If Landlord shall take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time, Tenant shall be obligated to pay only the said percentage of the installments of any such assessments, together with interest thereon which shall become due and paid during the term of this Lease and any extension thereof.

<u>Section 5.06 – Improvements to Demised Premises</u>. It is agreed between the parties hereto that in addition to the items of Additional Rent specified herein, Tenant will pay all increases in Taxes which are attributable to additions or improvements to the Demised Premises made by Tenant, or on Tenant's behalf. Payments of these items of Taxes if paid by Landlord, shall be reimbursed by Tenant to Landlord no later than twenty (20) days after Landlord's demand therefor. Rather than making the payments of these items directly and then being reimbursed by Tenant, Landlord may require Tenant to make such payments to Landlord, in which event Tenant shall make such payment to Landlord no later than twenty (20) days prior to the date the same are due and payable to the appropriate taxing authority, and, upon Landlord's collection of the payment from Tenant, Landlord shall be obliged to make such payments directly to the taxing authority.

<u>Section 5.07 – Tenant's Obligations</u>.

(a) The parties agree that it is the obligation of Tenant to pay any and all Taxes in each Tax Year over the Base Taxes whether the same result from increases in tax rates, increases in assessed valuation, a combination of both, or a combination of increases and decreases of such items, irrespective of the cause of the increase in Taxes.

(b) The payments due from Tenant to Landlord under this Article 5 shall be, and hereby are deemed Additional Rent and may be collected as such, and Tenant's obligation to pay Additional Rent shall survive the expiration or earlier termination of this Lease.

ARTICLE 6
CONSTRUCTION OF IMPROVEMENTS BY TENANT

Section 6.01 – General. Tenant shall complete the Initial Construction (as hereinafter defined) in accordance with the terms and provisions of this Article 6. Tenant covenants and agrees that (a) Tenant will provide Landlord with detailed plans and specifications ("Plans and Specifications") satisfying the requirements of Section 6.09(a), in accordance with the succeeding Sections of this Article, for the construction of Tenant's Initial Construction and (b) after Landlord has approved the Plans and Specifications, in accordance with the succeeding Sections of this Article, Tenant will promptly thereafter proceed diligently and expeditiously to complete the Initial Construction using licensed, bonded (by a surety company licensed to do business in New York) and reputable contractors, architects and engineers satisfactory to the Landlord, prior to the expiration of all time frames set forth in any building permit issued in connection with the Initial Construction. Tenant shall provide Landlord with prior notice of the identities of the contractors, architects and engineers. The term "Initial Construction" shall mean the modification and renovation of the existing improvements for Tenant's use of the Demised Premises in accordance with the terms of this Lease, to wit: installation of fence in rear parking lot within the first Lease Year; clearing of undeveloped portion of Land within the first Lease Year, not to include removal of vegetation and not to entail excavation; resurface designated areas of parking lot within first three (3) Lease Years; repair sheetrock in building and modify layout and paint and carpet offices.

Section 6.02 – Initial Construction. The Initial Construction shall be erected wholly within the boundary lines of the Land in compliance with all applicable Requirements and comply with all zoning laws and ordinances. Tenant's Initial Construction shall be done in a manner which does not create any labor disharmony or dispute at the Demised Premises.

Section 6.03 – Commencement of Construction. Tenant shall not commence the Initial Construction unless and until Tenant shall have delivered to Landlord:

(a) Copies of all necessary permits, certificates and authorizations required by any Governmental Authority in connection with the Initial Construction, together with evidence that such permits, certificates and authorizations have been paid for in full. Landlord shall not unreasonably refuse to join in the application for such permits, certificates or authorizations and shall reasonably cooperate with Tenant,

without charge except to the extent Landlord's participation required is more than *de minimus* in which case Tenant agrees to pay to Landlord, upon demand as Additional Rent hereunder, a reasonable fee and Landlord's costs paid or incurred in connection therewith. Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such applications, and Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any and all such costs and expenses;

(b) Plans and Specifications for the proposed Initial Construction satisfying the requirements of Section 6.09(a) hereof. In connection with its approval of such Plans and Specifications, Landlord is authorized to retain architects of its choice, at Landlord's sole cost and expense, to consult and assist Landlord in its analysis, review and approval of such Plans and Specifications in order to determine compliance with the terms of this Lease and of all applicable requirements of any Governmental Authority. In the event Landlord shall not approve such Plans and Specifications, Landlord shall so notify Tenant of such disapproval, together with a memorandum setting forth Landlord's required modifications, amendments and corrections. Tenant shall, within thirty (30) days after receipt of such notice, resubmit its Plans and Specifications to Landlord for approval. Upon approval by Landlord, Landlord and Tenant shall initial the Plans and Specifications reflecting such approval. Thereafter, Tenant may not materially change the Plans and Specifications without the prior written consent of Landlord; and

(c) A contract for the construction of the Initial Construction in accordance with the Plans and Specifications and satisfying the requirements of Section 6.09(b).

Section 6.04 – Insurance. At all times during and until the completion of the Initial Construction, Tenant shall, at Tenant's sole cost and expense, maintain, or cause to be maintained, in addition to the insurance required under Article 11 hereof, one hundred percent (100%) completed value builders' risk insurance; workmen's compensation insurance covering all persons employed in connection with the Initial Construction and with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant; and general comprehensive commercial liability insurance for the mutual benefit of Tenant and Landlord expressly covering the additional hazards due to the construction, with combined single coverage limits of not less than Nine Million and 00/100 Dollars ($9,000,000.00) in the event of death or bodily injury or property damage. The policy of general comprehensive commercial liability insurance, in so far as it relates to property damage, shall not contain any restrictive clauses relating to excavating, sheet piling, moving, shoring, underpinning, removal and rebuilding of structural supports or subsurface work or any similar restrictive clauses. The general comprehensive commercial liability insurance provided for in this Section may be affected by an appropriate endorsement, if obtainable, upon the insurance

required to be maintained by Tenant pursuant to Section 11.01(d) hereof. All insurance of the character in this Subsection described, shall be effected under valid and enforceable policies issued by insurers of recognized responsibility and which have been approved in writing by Landlord as to qualification of insurers and the amounts of insurance to be written by each, which approval Landlord agrees shall not be unreasonably withheld. The general comprehensive commercial liability insurance policy and the builder's risk insurance policies above mentioned shall name Landlord and Tenant as the insured as their respective interests may appear and may also include as the insureds, if required by Landlord, any Mortgagee. The loss, if any, under any of the builder's risk policies above mentioned shall be adjusted by and shall be payable to Tenant and such proceeds paid to Tenant shall be held in trust and disbursed only for the purposes of completing the construction. All such policies or certificates therefor issued by the respective insurers shall be delivered to Landlord. Within ten (10) days after the premium of each such policy shall become due and payable and the amount thereof shall be determined, Tenant agrees to pay said premium or cause the same to be paid, and Landlord shall be furnished with evidence satisfactory to it of such payment.

Section 6.05 – [Intentionally Omitted].

Section 6.06 – Final Completion of Initial Construction. Tenant covenants and agrees that:

(a) the construction of the Initial Construction shall be performed in a good and workmanlike manner in accordance with (i) the Plans and Specifications as approved by Landlord; (ii) all applicable permits, certificates and authorizations and building and zoning laws and ordinances and with all other Requirements; and (iii) the terms, covenants and conditions of this Lease; and

(b) throughout the course of such construction and at and after Final Completion of the Initial Construction (as hereinafter defined), Landlord's fee estate in the Demised Premises will be free and clear of all liens and encumbrances arising out of or connection with such construction. Upon completion of the Initial Construction, Tenant shall furnish to Landlord (i) a certificate from Tenant's architect certifying that the Initial Construction has been completed in accordance with the Plans and Specifications; (ii) copies of either the temporary certificates of occupancy or the permanent certificate of occupancy for the Initial Construction; (iii) a complete set of "as built" plans within six (6) months after Final Completion of the Initial Construction; (iv) a survey of the Land showing the Initial Construction as built thereon certified to Landlord by a surveyor reasonably acceptable to Landlord; and (v) evidence reasonably satisfactory to Landlord of proof of payment in full for the Initial Construction, including, without limitation, lien waivers in recordable form received from all architects, engineers, contractors, subcontractors, materialmen and laborers providing supplies and/or

performing work in connection with the Initial Construction. "Final Completion of the Initial Construction" shall be deemed to have occurred on the date when all of the above have been fully satisfied and delivered to Landlord in accordance with the terms hereof.

Section 6.07 – Title to Improvements. Title to the Improvements shall remain in Landlord. Notwithstanding the provision of Article 22 of this Lease, Tenant shall not be required to remove the Initial Construction at the expiration or other termination of this Lease.

Section 6.08 – Landlord's Approval of Plans. Landlord's retention or approval of the Plans and Specifications or any other action taken with respect thereto by Landlord or any Mortgagee shall not constitute an opinion or representation by Landlord or the Mortgagee as to the sufficiency of said Plans and Specifications or impose any responsibility for the sufficiency thereof upon Landlord or the Mortgagee.

Section 6.09 – Plans and Specifications; Construction Contract.

(a) Plans and Specifications shall be prepared by an architect satisfactory to Landlord and which Plans and Specifications shall meet with the approval of Landlord, together with the approval thereof by any Governmental Authority then exercising jurisdiction with regard to such work and such Plans and Specifications shall be and become the sole and absolute property of Landlord in the event that, for any reason, this Lease shall be terminated.

(b) The Initial Construction contract shall be made with a contractor satisfactory to Landlord, providing for the completion of all work, labor and materials necessary for completion of the Initial Construction in accordance with the Plans and Specifications.

ARTICLE 7
REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

Section 7.01 – Maintenance of Demised Premises. Tenant shall, at its sole cost and expense, take good care of the Demised Premises, including without limitation, the interior walls and finishes, mechanical, plumbing, electrical and sanitary systems, water and sewage facilities and drains, drywells, cesspools, pipes, fencing, landscaping, paving, curbing, all alleyways, passageways, vaults, ramps, sidewalks adjoining the Demised Premises and, after the expiration of the first (1st) Lease Year, the heating, ventilation and air conditioning system ("HVAC") ("Appurtenances") and shall keep same in good order and condition and make all repairs thereto, ordinary and extraordinary, foreseen and unforeseen as and when needed to keep them in good order and condition. Landlord shall, at its sole cost and expense, take good care of the roof, exterior walls, beams, columns and foundation of the building, and, during the first

lease Year, the HVAC, except that any repair, maintenance or replacement of same due to or caused by the acts, omissions or negligence of Tenant or Tenant's employees, directors, shareholders, officers, agents, contractors, licensees or invitees, shall be performed by Landlord at Tenant's expense and deemed Additional Rent hereunder. Except as otherwise provided herein, Landlord shall have no responsibility and shall not be required to furnish any services, make any repairs or to perform any other maintenance work in or about the Demised Premises, and Tenant hereby assumes the full and sole responsibility, at its sole cost and expense for same, and for the condition of the Demised Premises, including, but not limited to keeping the Demised Premises and Appurtenances, at its own sole cost and expense, in a clean and orderly condition, free of snow, ice, rubbish and obstructions. Tenant covenants to keep Landlord's interest in the Demised Premises free of liens and other foreclosable impositions arising through Tenant.

Section 7.02 – Landlord Cure Rights. In the event (a) Tenant fails to maintain the Demised Premises in accordance with Section 7.01 above to Landlord's reasonable satisfaction or (b) repairs to the Demised Premises or Appurtenances are made necessary by reason of the acts, omissions or negligence of Tenant, its agents, directors, shareholders, officers, employees, subtenants, assignees, customers, licensees or invitees, then in any of such event(s), Landlord may give Tenant ten (10) days notice within which to make such repairs, or if such repairs cannot be made within such ten (10) day period, to commence such repairs within ten (10) days and diligently pursue them to completion thereafter. In the event Tenant fails timely to make such repairs as aforesaid, Landlord shall be entitled, but shall not be obligated, to make such repairs at Tenant's expense without incurring any liability to Tenant by reason thereof upon reasonable notice to Tenant. Notwithstanding anything herein to the contrary, if, in Landlord's sole, reasonable discretion, emergency repairs are necessary, Landlord may, if Landlord so elects, to make such repairs at any time without notice to Tenant, at Tenant's expense. All sums expended by Landlord under this Section 7.02 shall be deemed Additional Rent and payable on demand by Landlord.

ARTICLE 8
TENANT'S ALTERATIONS

Section 8.01 - Alterations. During the Term, Tenant shall not have the right, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, to make any alterations, modifications or improvements to the Demised Premises.

ARTICLE 9
UTILITIES

Section 9.01 - Utilities. Tenant shall provide, at its own cost and expense, fuel, heat, water, sewer, electricity, telephone and all other utilities or services required in connection with its use of the Demised Premises. Tenant shall be responsible for all deposits required by the respective utilities for service and shall pay for all utilities directly to the applicable entity. Tenant shall comply with all requirements of the utilities supplying said service.

ARTICLE 10
ENVIRONMENTAL COMPLIANCE

Section 10.01 – Definitions.

(a) The term "Hazardous Materials" includes, but shall not be limited to, (i) asbestos in any form, except to the extent such asbestos in its present condition may remain in place pursuant to and in compliance with all Environmental Laws; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated byphenyls (PCBs) in excess of 50 parts per million; (iv) lead paint; (v) any substance deemed hazardous or toxic, or required to be investigated, disclosed, reported, treated, removed, disposed of or cleaned up by an applicable Environmental Law; (vi) any substance or mixture which is or shall be listed, defined, or otherwise determined by any agency or court to be hazardous, toxic, dangerous or otherwise regulated, affected, controlled or giving rise to liability under any Environmental Law; (vii) polychlorinated biphenyls (PCBs); (viii) radon gas; (ix) laboratory wastes; (x) experimental products, including genetically engineered microbes and other recombinant DNA products; (xi) petroleum, crude oil, natural gas, natural gas liquid, liquefied natural gas, other petroleum products, or synthetic gas useable as fuel; and (xii) "source," "special nuclear" and "by-products" material, as defined in the Atomic Energy Act of 1954, 42 U.S.C. § 3011 et seq.

(b) The term "Environmental Law" shall mean any federal, state or local environmental or health or safety law, regulation or rules, as the same may be amended from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right-to-

Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. § 741 et seq.; the National Environmental Policy Act of 1975, 42 U.S.C. § 4321; the Rivers and Harbors Act of 1899, 33 U.S.C. § 401 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. § 1531 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. § 300(f) et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1471, 1472, 1655m 1801 et seq.; the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. § 136 et seq.; the Atomic Energy Act, 42 U.S.C. § 3011 et seq., and any other rule, guidance or common law which relates to (i) the existence and/or remedy of contamination on property, (ii) the protection of persons, property, animals, or the environment from any exposure to or contamination by Hazardous Materials radiation or other emanations; (iii) the use generation, storage, removal, recovery, treatment, transport, disposal, and control of Hazardous Materials, including hazardous wastes and building materials; (iv) the prevention of, control of, or response to the exposure of tenants, employees or other persons to any Hazardous Material or radiation; or (v) the prevention of, control of, or response to the emission or discharge of Hazardous Materials in the workplace or environment.

Section 10.02 –Environmental Compliance; Requirements of Law.

(a) In the occupancy of and operation of its business on the Demised Premises, Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements (including those which require structural alterations) of and permits issued by the federal, state, county and local government and of any and all their departments and bureaus applicable to the Demised Premises, including, without limitation, those for the correction, prevention or abatement of nuisances or other grievances in, upon, or connected with the Demised Premises during the Term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters for the prevention of fires at the Tenant's own cost and expense.

(b) Tenant shall occupy and operate the Demised Premises in compliance with all Environmental Laws. Without limiting the foregoing, Tenant shall not cause or permit the Demised Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials (except as specifically permitted by Section 4.01(c) of this Lease) nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or Tenant's directors, officers, members, managers, employees, agents, licensees, invitees and contractors, a release of Hazardous Materials onto the Demised Premises or onto any other property. Tenant shall obtain and comply with any and all approvals, registrations or permits required under applicable Environmental Laws, including, without limitation, air quality and fuel storage permits.

(c) Tenant shall promptly perform an environmental inspection of the Demised Premises and submit the results of such inspection to Landlord in an environmental report certified to Landlord (the "Environmental Report") within thirty (30) days of the date hereof. The cost of the Environmental Report shall be borne equally by Landlord and Tenant.

(i) If the Environmental Report indicates the presence of a Hazardous Material in the air, soil, surface water or groundwater, or in, on and/or under the Land or any structure on the Demised Premises as of the date of the Environmental Report (a "Pre-Existing Condition"), Landlord shall, at its sole cost and expense conduct and complete all investigations, studies, samplings, and testing, and all remedial, removal, and other actions necessary to clean up, remove and/or abate the Pre-Existing Condition in accordance with all applicable federal, state and local laws, ordinances, rules, regulations and policies, including, without limitation, Environmental Laws, and in accordance with the orders and directives of all federal, state, and local governmental authorities.

(ii) In the event a Hazardous Material is present in the air, soil, surface water or groundwater, or in, on and/or under the Land or any structure on the Demised Premises that is not a Pre-Existing Condition (an "Environmental Condition"), Tenant shall, at its sole cost and expense conduct and complete all investigations, studies, samplings, and testing, and all remedial, removal, and other actions necessary to clean up, remove and/or abate all Environmental Conditions in accordance with all applicable federal, state and local laws, ordinances, rules, regulations and policies, including, without limitation, Environmental Laws, and in accordance with the orders and directives of all federal, state, and local governmental authorities.

(d) In the event (w) an Environmental Condition has been identified, or (x) at the expiration of this Lease, or (y) in the event this Lease is terminated, or (z) Tenant is dispossessed, Tenant shall, in each instance, be responsible to (i) deliver the Demised Premises to Landlord in a condition that conforms with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Demised Premises including, without limitation, Environmental Laws, (ii) deliver to Landlord a phase one and, if requested by Landlord, a phase two environmental report and tank testing reports showing no leaks, prepared by an environmental consultant reasonably satisfactory to Landlord, and (iii) use good faith efforts to obtain a no-action letter or closure letter, certifying to Landlord that the Environmental Conditions have been appropriately remediated or abated. The provisions of this Section 10.02(d) shall survive the expiration or other termination of this Lease.

(e) Tenant covenants and agrees to defend, indemnify and hold harmless Landlord from and against, and pay or reimburse Landlord and Landlord's affiliates, officers, members, employees, agents, successors and assigns for any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or

damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims, but excluding consequential, special and indirect damages and lost profits), including out-of-pocket expenses and reasonable attorneys,' consultants' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder resulting from or arising out of Environmental Conditions at the Demised Premises, including the presence of Hazardous Materials, or the discharge or release of Hazardous Materials, and liabilities under Environmental Laws that arise from actions, conditions, or the disposal or release of Hazardous Materials. The foregoing indemnity shall survive the expiration or other termination of this Lease.

(f) If Tenant receives any notice of (i) the happening of any event involving the presence, spill, release, leak, seepage, discharge or cleanup of any Hazardous Material on, to or from the Demised Premises, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharge or any other environmental, health or safety matter affecting Tenant or the Demised Premises, then Tenant shall promptly notify Landlord in writing of said notice and shall contemporaneously send to the Landlord a copy of any notice sent to any governmental agency.

(g) (i) During the Term, Landlord or its designee may, at Landlord's sole cost and expense, and upon prior notice to Tenant, conduct such investigations and tests as Landlord reasonably deems necessary to determine whether the Demised Premises and the operation thereof are in compliance with all Environmental Laws, provided that any such investigations and tests do not materially interfere with Tenant's Permitted Use of the Demised Premises or the operation of its business thereon. If it is determined that the Demised Premises have been affected by Hazardous Materials, Tenant shall pay to Landlord, as Additional Rent, the cost of Landlord's investigations and tests.

(ii) Concurrent with the giving of any Renewal Notice, Tenant shall deliver to Landlord a phase one and, if requested by Landlord, a phase two environmental report and tank testing reports showing no leaks, prepared by an environmental consultant reasonably satisfactory to Landlord.

Section 10.03 – [Intentionally Omitted].

Section 10.04 – Insurance. Except as specifically provided in this Lease, neither the maintenance of any insurance policy required under this Lease nor the minimum insurance limits specified herein shall be deemed to limit or restrict in any way the Tenant's liability for environmental matters under this Article 10.

ARTICLE 11
INSURANCE

<u>Section 11.01 – Insurance</u>. Tenant shall, at its sole cost and expense, during the Term of this Lease:

(a) Keep all Improvements, building fixtures and equipment (other than Tenant's trade fixtures and business equipment) and other property on, in or appurtenant to the Demised Premises, or used in connection with the operation and maintenance of the Demised Premises, and all replacements, alterations and additions of or to the foregoing, insured for the benefit of Tenant (except as otherwise specifically noted), Landlord and for the benefit of the Mortgagee (under a standard New York Mortgage Endorsement) and for the benefit of any other party designated by Landlord who has an insurable interest in the Demised Premises, as their respective interests may appear, against all risk of loss or damage, including loss or damage by fire and other perils included in a so-called "extended coverage endorsement" or "multi-peril endorsement", vandalism and malicious mischief, collapse, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, and water damage and against such other risks as are normally or customarily insured against by owners or operators of similar properties as Landlord may from time-to-time reasonably request, and containing Replacement Cost endorsements. Such coverage shall be in amounts at all times sufficient to prevent Landlord, Tenant or any additional insured from becoming a co-insurer under the terms of the applicable policies, but in any event in amounts not less than the full replacement value of the Improvements. Tenant shall cause full replacement value to be determined from time-to-time at the request of Landlord, but not more frequently than once every calendar year, by an insurance appraisal or other valuation method reasonably acceptable to Landlord. Such policies shall name Landlord, and/or the Mortgagee, and/or any other party having an insurable interest as Landlord may designate, as loss payee(s).

(b) If a sprinkler system is located in the Demised Premises or any Improvement located thereon, provide sprinkler leakage insurance in amounts reasonably satisfactory to Landlord, and provide and keep in force a sprinkler supervisory, maintenance and alarm service contract.

(c) Provide boiler and machinery broad form insurance covering fire, damage and explosion in respect of steam and pressure boilers and similar apparatus, if any, located in or upon the Demised Premises in the amount of One Million Three Hundred Sixteen Thousand and 00/100 ($1,316,000.00) Dollars.

(d) Provide comprehensive general liability and broad form property damage insurance, written on an occurrence basis, including elevator, escalator, machinery and contractual liability insurance, protecting and indemnifying Landlord, Tenant and others having an insurable interest against any and all claims (including all

costs and expenses of defending against same) for personal injury, disease or death and for damage or injury to or destruction of property (including loss of use) occurring on, in or about the Demised Premises, sidewalks, gutters, curbs, vaults or vault spaces appurtenant to the Demised Premises, which insurance shall have a limit of not less than Two Million and 00/100 ($2,000,000.00) Dollars per occurrence and a limit of not less than Five Million and 00/100 ($5,000,000.00) Dollars in the aggregate The insurance carried pursuant to this Section 11.01(d) shall include coverage for contractual liability, independent contractors' liability and completed operations liability with a personal injury endorsement covering claims arising out of arrest, false imprisonment, libel, slander, wrongful eviction and invasion of privacy.

(e) Provide automobile liability insurance covering all vehicles operated or owned by Tenant in connection with the Demised Premises.

(f) Provide for the benefit of Landlord and any Mortgagee only, business interruption and rent loss insurance in an amount equal to at least the sum of twelve (12) months' Fixed Rent and Additional Rent (including Taxes), plus twelve (12) months' insurance premiums and the estimated amount of annual maintenance costs for the Demised Premises.

(g) Provide workers' compensation insurance to the extent required by applicable law.

(h) At any time prior to undertaking and during the duration of any construction or Alteration of any Improvements on the Demised Premises, including the Initial Construction, provide Builder's Risk All Risk Non-Reporting property insurance for the full replacement value of such Alterations, work and construction of Improvements, with Replacement Cost and Agreed Amount endorsements.

(i) Provide and keep in force such other insurance covering such risks and in such amounts as may from time-to-time be reasonably required by Landlord or any Mortgagee against any other insurable hazards as are commonly insured against in cases of properties similarly situated.

(j) Provide garagekeeper's liability coverage in amounts reasonably satisfactory to Landlord, if Tenant provides, directly or indirectly, valet parking or in any other way exercises care, custody or control over vehicles in the parking areas of the Demised Premises.

(k) Maintain environmental insurance in form and amounts reasonably satisfactory to Landlord throughout the Lease Term. Tenant shall name Landlord as an additional insured under Tenant's environmental insurance policy maintained for the Demised Premises.

(l) Provide umbrella liability insurance with minimum limits of liability in an amount equal to Nine Million and 00/100 ($9,000,000.00) Dollars per occurrence and Nine Million and 00/100 ($9,000,000.00) Dollars in the aggregate.

Tenant agrees that the limits of insurance required by this Article may be increased at the request of Landlord or any Mortgagee consistent with limits of coverage for properties similarly situated provided, however, that in no event shall the limits of insurance be reduced below the amounts of coverage required at the commencement of the Term of this Lease.

Section 11.02 – Evidence of Insurance. Contemporaneous with the execution of this Lease, Tenant shall deliver to Landlord and to any Mortgagee and to any other party designated by Landlord, duly executed certificates of insurance or endorsements and duplicate original insurance policies reflecting Tenant's maintenance of the insurance required under Section 11.01 of this Lease, together with proof of payment of the premiums and shall thereafter furnish to Landlord, at least ten (10) days prior to the expiration of any policies and any renewal thereof, evidence of renewal or continued coverage together with evidence of the payment of premiums thereon. The insurance required under Section 11.01 shall not have any deductible or retention in excess of Fifty Thousand and 00/100 ($50,000.00) Dollars and shall provide that the same may not be otherwise materially changed or cancelled on less than thirty (30) days' prior written notice to Landlord and any Mortgagee. Landlord shall have the right, to be exercised upon prior reasonable notice to Tenant, to review and copy Tenant's insurance policies to confirm compliance with Section 11.01.

Section 11.03 – Additional Requirements. Landlord, Landlord's managing agent and any Mortgagee shall be named as additional insureds as their interests may appear in the policies of liability insurance described in Section 11.01, but shall nevertheless be protected against all liability occasioned by an occurrence insured against to the same extent and limits as Tenant is protected and insured under said policies, which policies shall provide primary coverage for Landlord, Landlord's managing agent and any Mortgagee. All policies of insurance shall be: (i) written as "occurrence" policies, (ii) written as primary coverage and not contributing with or in excess of any coverage which Landlord or any management agent, or Mortgagee may carry, (iii) issued in form acceptable to Landlord by insurance companies reasonably acceptable to Landlord carrying a General Policyholder's Service Rating of not less than "A/X" as rated in the most current Best's Insurance Reports (or any successor rating guide acceptable to Landlord), and licensed to do business in New York State and authorized to issue such policy or policies; and (iv) contain an endorsement that Landlord, Landlord's managing agent and all Mortgagees, although named as additional insureds as their interests may appear, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to their respective servants, agents, employees and contractors by reason of the negligence of Tenant, its servants, agents, employees and contractors. In

addition, the policies referred to in Sections 11.01(a), 11.01(b), 11.01(c), 11.01(f) and 11.01(h) shall name Landlord and any Mortgagees designated by Landlord as Loss Payee(s) for all losses, claims and insurance proceeds pertaining to, arising out of, or in connection with the Demised Premises.

Section 11.04 – Payment of Premiums.

(a) Tenant shall pay all premiums and charges for all of said policies of insurance and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may but shall not be obligated to, following an uncured Insurance Notice (hereinafter defined), make such payment or procure such insurance coverage (which may be maintained under a blanket policy of insurance maintained by Landlord or any affiliate of Landlord), and the amount paid by Landlord or its affiliate, with interest thereon at the Default Rate, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord or its affiliates of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

(b) As used herein, the term "Insurance Notice" shall mean a notice with respect to the Tenant's failure to pay any insurance charges or premiums following the giving of which Tenant shall have ten (10) days to cure such default, provided, however, if the insurance policy or coverage shall lapse by reason of such non-payment, within said ten (10) day period, Tenant's time to cure shall expire ten (10) business days prior to the lapse of such insurance policy or coverage.

Section 11.05 - Waiver of Subrogation. Tenant shall cause each insurance policy carried by Tenant and insuring the Demised Premises and Tenant's leasehold improvements, equipment, furnishings, fixtures and contents against loss, damage, or destruction by fire or other casualty, including business interruption, and other special coverages, to be written in a manner so as to provide that the insurer waives all rights of recovery against Landlord in connection with any loss or damage covered by any such policy, including all rights of subrogation. Landlord shall not be liable to Tenant and Tenant hereby releases Landlord from any such liability for the amount of such loss or damage. If Landlord procures any casualty insurance concurrent with or supplemental to any casualty insurance procured by Tenant pursuant to this Lease, such policy or policies shall provide that the insurer waives all rights of recovery against Tenant in connection with any loss or damage covered by such policy, including all rights of subrogation.

Section 11.06 - Binding on Subtenants. In the event of any assignment or sublease or occupancy by a person other than Tenant of all or a portion of the Demised Premises, irrespective of whether permitted by this Lease or made in violation thereof, all of the covenants and obligations on the part of Tenant set forth in this Article 11 shall

bind and be fully applicable to the subtenant or occupant (as if such subtenant or occupant were Tenant hereunder) for the benefit of Tenant and Landlord, but nothing contained herein shall be deemed a consent to such subletting if in contradiction of the terms of this Lease.

Section 11.07 - Tenant's Supplemental Insurance. The limits of insurance specified in Section 11.01 hereof are the minimum limits of insurance required of Tenant pursuant to this Lease. Nothing contained herein shall prevent Tenant from maintaining separate property insurance in respect of Tenant's personalty, inventory, trade fixtures and business interruption expenses. Except with respect to the insurance required by Sections 11.01(d) and 11.01(j) hereof, Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by Sections 11.01(a), 11.01(b), 11.01(c), 11.01(f) and 11.01(h) to be furnished by Tenant unless Landlord is included therein as the insured, with loss payable as in this Lease, provided Tenant shall promptly notify the Landlord of the placing of any such separate insurance.

ARTICLE 12
DAMAGE OR DESTRUCTION

Section 12.01 – Damage or Destruction to Improvements.

(a) If any Improvements shall be destroyed or damaged by fire or other casualty, Tenant shall promptly notify Landlord and shall, at Tenant's sole cost and expense, restore, repair, replace or rebuild the same as nearly as possible to their condition and character immediately prior to the damage or destruction, reasonable wear and tear excepted ("Casualty Restoration").

(b) Casualty Restoration shall be commenced promptly and prosecuted to completion with reasonable diligence. Landlord shall join with Tenant in the adjustment and settlement of any insurance claim. The net insurance proceeds, if any, payable by reason of such damage or destruction (other than insurance proceeds for the loss of Tenant's personalty and other than insurance proceeds for loss of Rents, Taxes and/or maintenance, irrespective of whether paid to Tenant or Landlord) shall be paid to Landlord and made available by Landlord for the payment of the cost of the Casualty Restoration and shall be disbursed in the manner provided in Section 12.03.

(c) Notwithstanding the provisions of Sections 12.01(a) and 12.01(b) to the contrary, if all or substantially all of the Improvements are damaged or destroyed at a time when there is less than one (1) year remaining in the Term, then at Tenant's option, to be exercised by notice given within fifteen (15) days following the date of such substantial damage or destruction, this Lease shall be terminated effective as of the date such notice is given, whereupon, Tenant shall be released from its obligation to repair or restore the Demised Premises (except as otherwise specifically set forth in this Section 12.01(c)), any insurance proceeds paid or payable to Tenant shall be paid to

Landlord free of any claim by Tenant, Landlord shall have the exclusive right to adjust and settle any insurance claim on account of or relating to any such damage or destruction and Tenant shall pay Landlord the amount of any deductible or retention limit under the applicable policy or policies. If Tenant elects to terminate this Lease as aforesaid, Tenant shall, at its sole cost and expense, promptly remove all remaining portions of the Improvements, including all debris, and fill in and level the area to proper grade.

Section 12.02 – No Abatement of Rent. Except as otherwise set forth in Section 12.01(c), no destruction of or damage to the Demised Premises, or to any Improvement, furniture, furnishings, fixtures, equipment or other property, shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full Fixed Rent or Additional Rent payable under this Lease or from any of its other obligations under this Lease. This Section shall be deemed to be an agreement expressly providing otherwise within the meaning of Section 227 of the Real Property Law of the State of New York and any successor law of like impact.

Section 12.03 – Disbursement of Insurance Proceeds.

(a) If and for so long as Tenant is not in default of any of its obligations for the payment of Fixed Rent or Additional Rent, and no uncured Event of Default has occurred which is continuing, and Tenant is conducting the Casualty Restoration in accordance with this Lease, the Casualty Proceeds shall be paid out from time-to-time, but not more frequently than once per month, to pay for all work, labor and material installed and completed at the Demised Premises as the Casualty Restoration progresses (subject to Landlord's approval which shall not be unreasonably withheld), upon the written request of Tenant, which request shall be accompanied by the following:

(i) A certificate signed by the architect or engineer in charge of the Casualty Restoration, reasonably satisfactory to Landlord and Mortgagee, dated not more than fifteen (15) days prior to such request, setting forth:

(A) that the sum then requested either has been paid by Tenant or is justly due to contractors, sub-contractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the work specified, and stating that no part of such expenditures has been or is being made on the basis of any previous or then pending request for the disbursement of the Casualty Proceeds;

(B) a copy of the requisition(s) submitted by Tenant and/or its contractor(s) setting forth a brief description of the services and materials supplied to and completed for the Casualty Restoration, subtotaled by trade;

(C) that, except for the amount described in Section 12.03(a)(i)(A), there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, materials, or services in connection with the Casualty Restoration; and

(D) that the cost, as estimated by the persons signing such certificate, of the work required to complete the Casualty Restoration does not exceed the amount of the remaining Casualty Proceeds, plus any amount deposited by Tenant to defray the expenses of Casualty Restoration;

(ii) Lien waivers (following completion of any portion of the work), title insurance endorsements or such other evidence, reasonably satisfactory to Landlord, to the effect that all work, labor and materials installed and completed at the Demised Premises have been paid for, or shall be paid for out of the amount then requested, and that there has not been filed with respect to the Demised Premises, any vendor's, mechanic's, laborer's, materialmen's or other lien which has not been discharged or record, except such as will be discharged by payment of the amount then requested and a waiver of the right to file any lien in connection with any work or material covered by the requisition and all prior requisitions (all of the documents referred to in this clause (ii) are individually and collectively referred to as "Lien Waivers");

(iii) dual obligee payment and performance bonds or such other security for the benefit of the Landlord and the Mortgagee in form and substance reasonably satisfactory to the Landlord and Mortgagee;

(iv) the written undertaking of each architect, engineer, construction manager, general contractor and major subcontractor to continue performance on Landlord's behalf under their respective agreements in the event of a default by the Tenant under this Lease;

(v) complete copies of the construction management agreement, general construction contract, major subcontracts, all change orders, amendments and modifications to each of the foregoing, all plan revisions and supplements and all payment requisitions, Lien Waivers, architect's certifications and proof of payment for all work, labor and materials and material notices relating to or incorporated in the Casualty Restoration prior to the date of such requisition, provided, however, that any of the foregoing which have been delivered with a prior requisition do not have to be re-delivered with each subsequent requisition, unless the same have been modified or amended; and

(vi) such other documentation regarding the Casualty Restoration (including concrete, soil, steel, welding and other testing certifications,

surveys, engineers certificates, building or other permits, paid invoices, data sheets and the like) as applicable governmental or public agencies, the Mortgagee or a construction consultant or engineer engaged by Landlord or the Mortgagee shall reasonably require.

(b) Tenant shall, prior to the commencement of the Casualty Restoration, furnish to Landlord and the Mortgagee an estimate of the total cost of the Casualty Restoration certified by the architect or engineer in charge of the Casualty Restoration. If such cost estimate or any subsequent estimate shall show that the cost of completing the Casualty Restoration is in excess of the amount of the Casualty Proceeds then available (a "Shortfall"), Tenant shall promptly deposit with the Landlord an amount equal to such Shortfall. The amount, if any, so deposited shall be included in the Casualty Proceeds for all purposes of this Article.

(c) Upon compliance by Tenant with the foregoing provisions of this Article, Landlord shall pay to Tenant or the persons named in the certificate referred to in Section 12.03(a)(i), from the Casualty Proceeds, an amount equal to ninety (90%) percent of the cost of the Casualty Restoration which is evidenced by the request. Upon compliance by Tenant with the foregoing provisions of this Article, at the completion of the Casualty Restoration, the balance of the Casualty Proceeds, to the extent of and as required to complete the payment of the costs of Casualty Restoration, shall be paid to the persons named in the certificates referred to in Section 12.03(a)(i) for the balance of any sums justly due, and upon payment in full for the Cost of the Casualty Restoration, any sums remaining shall be paid to Tenant upon Tenant's delivery to Landlord of final Lien Waivers and evidence reasonably satisfactory to the Landlord that the Casualty Restoration has been paid in full.

(d) If the amount of any Casualty Proceeds shall exceed the entire cost of the Casualty Restoration, such excess, upon completion of the Casualty Restoration, and upon compliance by Tenant with the foregoing provisions of this Article, shall be paid to and retained by Tenant.

(e) If prior to the completion of any Casualty Restoration, this Lease shall terminate or expire for any reason, including a termination by reason of an Event of Default (hereinafter defined), then Landlord shall have the right to receive and retain any Casualty Proceeds to the extent that they shall not have been applied to the payment of the costs and expenses of the Casualty Restoration, and if such termination or expiration shall be by reason other than an Event of Default, Tenant shall thereupon be discharged from any and all obligations to complete such Casualty Restoration provided said Casualty Proceeds are sufficient to complete such Casualty Restoration. If, in such case, the Casualty Proceeds are insufficient to pay the full cost of the Casualty Restoration, Tenant shall pay the amount of any shortfall to Landlord. The provisions of this Section 12.03(e) shall survive the expiration or earlier termination of this Lease.

Section 12.04 – Lease Supersedes. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Demised Premises or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York and any other law of like import now or hereafter in force, are hereby waived by Tenant and shall have no application in such case.

ARTICLE 13
ASSIGNMENT AND SUBLETTING

Section 13.01 – Landlord Consent. Tenant shall not assign, mortgage, transfer or encumber this Lease, its interest hereunder or the estate granted hereby, nor sublet or suffer or permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. Notwithstanding the foregoing, Tenant shall have the right, provided Tenant is not then in default under this Lease beyond the time herein provided, if any, to cure such default, without the prior written consent of Landlord, but with prior written notice to Landlord, to sublet all of the Demised Premises to an entity in which Tenant directly owns fifty (50%) percent or more of the voting stock (a "Permitted Subtenant"). The provisions of this Article 13 shall apply to a sublease to a Permitted Subtenant unless specifically stated otherwise.

Section 13.02 – Collection of Rent. If Tenant should assign its interest in this Lease, or if all or any part of the Demised Premises be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, as the case may be, and apply the net amount to the Fixed Rent and Additional Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of Tenant or any guarantor from the further performance by Tenant and guarantor of the covenants on the part of Tenant and guarantor contained herein. The consent by Landlord to any assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. Notwithstanding anything in this Lease to the contrary, any option, right of first refusal, or right of first offer granted to Tenant under this Lease shall not be assignable or transferable by Tenant to any assignee or sublessee.

Section 13.03 – Landlord Consent. If Tenant shall desire to assign this Lease, or to sublet the Demised Premises, it shall, no later than thirty (30) days prior to the proposed effective date of the assignment or sublet, submit to Landlord a written request for Landlord's consent to such assignment or subletting ("Tenants Offer Notice"), or, in the event of a sublease of the entire Demised Premises to a Permitted Subtenant, a written notice to Landlord, which shall contain the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and

conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) current financial information and any other information Landlord may reasonably request. Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's Offer Notice, provided that the following further conditions shall be fulfilled:

(a) The Demised Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental less than the Fixed Rent and Additional Rent. However, this shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental if Tenant shall first have offered to sublet the space involved to Landlord for the same rent and term by notice given with or after Tenant's request for consent to the subletting or assignment. Landlord may accept such offer within thirty (30) days from receipt of such request for consent or twenty (20) days after receipt of the offer, whichever is later;

(b) Tenant shall not then be in default under this Lease beyond the time herein provided, if any, to cure such default;

(c) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner consistent with the extent of the obligations undertaken by the proposed assignee or subtenant;

(d) No subletting shall end later than one (1) day before the Expiration Date of this Lease or shall be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

(e) There should be no more than two (2) subtenants in the Demised Premises;

(f) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

(g) The proposed assignee or subtenant is engaged in a business and the Demised Premises will be used in a manner which is limited to the Permitted Use.

In the event of sublease of the entire Demised Premises to a Permitted Subtenant, Tenant and Permitted Subtenant shall, as applicable, comply with Sections 13.03(b), (c), (d), (f) and (g) above.

Section 13.04 - Attornment. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall either surrender the Demised Premises to Landlord within sixty (60) days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may request to evidence such attornment.

Section 13.05 – Counterpart/Insurance.

(a) Tenant shall furnish Landlord with a counterpart (which may be a reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution.

(b) No sublease or assignment shall be valid, and no subtenant or assignee shall take possession of the Demised Premises or any part thereof, until there has been delivered to Landlord, both (i) an executed counterpart of such sublease or assignment, and (ii) a certificate of insurance evidencing that (x) Landlord and its designees are additional insureds under the insurance policies required to be maintained by occupants of the Premises pursuant to Article 11, and (y) there is in full force and effect, the insurance otherwise required by Article 11.

Section 13.06 – Tenant Liability. Notwithstanding any sublease or any assignment and assumption by the assignee of all or any part of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant named herein, shall remain liable jointly and severally (as a primary obligor) with its assignee and subtenant and all subsequent assignees and subtenants for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain liable to Landlord for all acts and omissions on the part of any assignee and subtenant subsequent to it in violation of any of the obligations of this Lease.

Section 13.07 - Partnership Tenant. If at any time Tenant is a partnership, the following shall apply:

(a) the liability of each of the parties comprising Tenant shall be joint and several;

(b) each of the parties comprising Tenant hereby consents to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord or renewing or extending this Lease and

by any notices, demands, requests or other communications which may hereafter be given, by Tenant or by any of the parties comprising Tenant;

(c) any bills, statements, notices, demands, requests or other communications given or rendered to Tenant or to any of the parties comprising Tenant shall be deemed given or rendered to Tenant and to all such parties and shall be binding upon Tenant and all such parties;

(d) if Tenant shall admit new partners, all of such new partners shall, by their admission to Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed;

(e) Tenant shall give prompt notice to Landlord of the admission of any partner or partners, and upon demand of Landlord, shall cause each such partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section 13.08;

(f) on each anniversary of the Commencement Date, Tenant shall deliver to Landlord a list of all partners together with their current residential addresses;

(g) For so long as Tenant shall not be in default under the terms of this Lease, if any partner in Tenant, as now or hereafter constituted, shall resign or retire from Tenant, or shall die, then in any such event the equity partner so retiring, or resigning or the estate of an equity partner or shareholder thereof who has died, as the case may be, shall be released from any liability or responsibility under this Lease from and after the date of such retirement, resignation or death provided that only the first such equity partner or shareholder resigning, retiring, or dying within any given calendar year shall be so released in that calendar year, with any subsequent equity partner or shareholder resigning, retiring or dying within said calendar year being released, in chronological order, in the next-subsequent calendar year or calendar years. Tenant shall give Landlord prompt notice of such resignation, retirement or death; and

<u>Section 13.08 - Profit</u>. If Tenant shall sublet the Demised Premises to anyone for rents which for any period shall exceed the Fixed Rent payable under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent hereunder, fifty percent (50%) of the amount of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the Demised Premises pursuant to the terms hereof. The sums payable under this Section 13.08

shall be paid to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

Section 13.09 – Transfers of Interests in Tenant. Any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) or of a fifty (50%) percent or greater interest in Tenant or of fifty (50%) percent or more of the assets of Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. If there has been a previous transfer of less than a fifty (50%) percent interest in Tenant or Tenant's assets, then any simultaneous or subsequent transfer of an interest in Tenant or Tenant's assets which, when added to the total percentage interest previously transferred, totals a transfer of greater than a fifty (50%) percent interest in Tenant or Tenant's assets shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article.

Section 13.10 – Corporate Reorganization. Notwithstanding the provisions of Section 13.09 hereof, without the consent of Landlord, this Lease may be assigned to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's assets; provided, in the case of both clause (i) and clause (ii), that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant's obligations under this Lease, (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment or on the date of this Lease, whichever is greater.

13.11 – Non-Compliance with Article. In the event that (i) Landlord fails to exercise any of its options under this Article 13 and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article 13 before assigning its interest in this Lease or subletting the Demised Premises.

ARTICLE 14
INDEMNIFICATION

Section 14.01 - Indemnity. Tenant and Guarantor (as defined in the Guaranty of Lease) shall indemnify, defend, save and hold harmless Landlord and its affiliates, trustees, agents, members, employees, officers, directors, successors and assigns (each, an "Indemnified Party") from and against any and all liability and damages and any and all injury, loss, claim, damage or suit of every kind and nature, including Landlord's reasonable counsel fees and disbursements, to any person, firm, association

or corporation or to any property, arising out of or based upon, related to, or in any way connected with, a breach of Tenant's obligations under this Lease, the actions or omissions of Tenant or any Tenant Party or the use or occupancy of the Demised Premises.

Section 14.02 - Notice of Proceedings. An Indemnified Party which becomes entitled to indemnification under this Agreement shall promptly notify Tenant of any claim or proceeding in respect of which it is to be indemnified. Such notice shall be given as soon as reasonably practicable after the Indemnified Party obligated to give such notice becomes aware of such claim or proceeding and shall include a complete copy of all notices, pleadings and other papers related thereto. Failure to give such notice shall not excuse an indemnification obligation except to the extent failure to provide notice adversely affects Tenant's interests.

Section 14.03 - Conduct of Claim. Tenant shall assume the defense of the claim or proceeding with counsel designated by Tenant; provided, however, that the Indemnified Party shall have the right to participate fully in any claim or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) Tenant shall have agreed to the retention of such counsel for both Tenant and the Indemnified Party or (ii) the named parties to any action or proceeding include the Tenant and the Indemnified Party and representation of both such parties has been determined in the reasonable and good faith judgment of either party to be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them. In the event the Tenant is defending or prosecuting any claim or proceeding, (a) the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such claim or proceeding without Tenant's prior written consent, and (b) the Indemnified Party will agree to any settlement, compromise or discharge of the suit, action or proceeding which the Tenant may recommend and which by its terms obligates Tenant to pay the full amount of liability in connection with such claim or proceeding; provided, however, that without the Indemnified Party's consent, which consent may not be unreasonably withheld or delayed, Tenant may only consent to the entry of any judgment or enter into any settlement that does not provide for injunctive or other non-monetary relief affecting the Indemnified Party. If Tenant fails to assume the defense of a claim, the indemnification of which is required under this Lease, the Indemnified Party may, at the expense of Tenant, contest, settle, or pay such claim. Except as otherwise expressly set forth herein, Tenant shall not compromise or settle a claim hereunder without the prior written consent of the Indemnified Party. The provisions of this Article 14 shall survive the expiration or earlier termination of this Lease.

ARTICLE 15
CONDEMNATION

Section 15.01 – Condemnation/Notice. If Landlord or Tenant receives written notice of a Taking (hereinafter defined) or a proposed Taking, it shall promptly notify the other thereof, but no such notice of intention shall confer any rights upon Tenant under this Article, all of which rights shall come into effect only upon the vesting of title in the Taking authority. As used herein, a "Taking" shall mean the appropriation, condemnation or taking of all or any portion of the Demised Premises by any governmental or public authority for public or quasi-public use under any right of eminent domain, condemnation or other law, or the giving of a deed in lieu thereof.

Section 15.02 –Taking of Entire Demised Premises.

(a) In the event of a Taking of the entire Demised Premises, this Lease shall automatically cease and terminate upon the date that possession of the entire Premises is taken by or given to the Taking authority and all Fixed Rent and Additional Rent shall be paid up to that date. In the event of a Taking of less than the entire Demised Premises, this Lease shall continue in full force and effect as to the portion of the Demised Premises not Taken and Section 15.03 shall apply.

(b) In the event of any Taking, Landlord and any Mortgagee designated by Landlord shall have the exclusive right to file any claim or to commence any action or proceeding to collect any Proceeds payable out of or in connection with such Taking, except for any separate award to which Tenant may be entitled pursuant to Section 15.05, and Tenant and everyone claiming by, under or through Tenant waives all right to assert any claim against Landlord or the Taking authority in such proceeding. The term "Proceeds" shall mean any award, settlement, compensation or proceeds payable by reason of or in connection with any Taking, including the value of the interests of Landlord and Tenant in the Demised Premises and this Lease, any Improvements made by Tenant and Landlord respectively, the value of all awards for severance and indirect damage, and the right to receive any advance payment or interest thereon. Tenant shall, at Tenant's own cost and expense, cooperate with Landlord and take all actions and execute all documents reasonably required by Landlord or required by the Taking authority to collect such Proceeds, and if Tenant shall fail or refuse to take any act and execute any document which is reasonably required by Landlord or required by the Taking authority to collect such Proceeds (or any part thereof), then Tenant shall be responsible to Landlord for the sum of all Proceeds, including interest at the Default Rate, and for all damages, fees and expenses incurred by Landlord as a result of Tenant's failure or refusal to act or execute any document as aforesaid, including, but not limited to, attorneys' fees and suspension of interest by the Taking Authority, which sums shall be Additional Rent under this Lease and which Landlord may offset from any share of such Proceeds to which Tenant

may be entitled pursuant to Sections 15.02, 15.03 and 15.04. The provisions of this Section are in addition to any other remedies available to Landlord.

(c) In the event of a Taking of the entire Demised Premises and a termination of this Lease, all Proceeds shall be paid to Landlord who shall within forty-five (45) days thereafter (or within thirty (30) days following any final determination in any arbitration proceeding pursuant to Section 15.07 hereof, as hereinafter set forth) disburse the net Proceeds of such Taking to Landlord and Tenant in proportion to their interests in the Demised Premises, as follows:

(i) to the Landlord for the value of the Landlord's interest in the Demised Premises valuing the Demised Premises free and clear of this Lease and at its highest and best use as of the date of the Taking, except that consideration shall be given to this Lease to the extent it is relevant in determining the highest and best use of the Demised Premises, including Landlord's reversionary interest, and any consequential damages, including severance damages, out of which Landlord shall pay any sums due any Mortgagee; and

(ii) provided that no uncured Event of Default has occurred which is then continuing and provided further that there are at least two (2) years remaining in the Term on the date on which possession of the Demised Premises is Taken by or given to the Taking authority to Tenant for the value of Tenant's leasehold estate, giving consideration to the terms of this Lease, as though there had been no Taking. Any dispute between Landlord and Tenant concerning the *pro rata* portions of Proceeds payable to Landlord and Tenant in accordance with clauses (i) and (ii) above shall be promptly submitted to binding arbitration in accordance with Section 15.07 hereof.

Section 15.03 – Taking of Less than the Entire Demised Premises.

(a) If a Taking involves less than the entire Demised Premises, this Lease shall terminate as to the area so Taken from and after the vesting of title in such Taking and shall continue as to the remainder of the Demised Premises provided, however, from and after the date on which possession of the portion of the Demised Premises is Taken, the Tenant shall proceed diligently and in good faith to close in and restore the Improvements. The Fixed Rent shall be reduced as of the vesting date proportionally to account for the area of the Demised Premises so taken. If the Taking involves thirty-five (35%) percent or more of the buildings or more than sixty (60) of the parking spaces, Landlord and Tenant shall each have the right to terminate this Lease by giving notice to the other within thirty (30) days of the vesting date, TIME BEING OF THE ESSENCE WITH RESPECT TO SUCH THIRTY (30) DAY NOTICE. In determining the number of parking spaces lost in any Taking, Landlord shall have the right from time-to-time to reconfigure and restripe the parking areas on the Demised

Premises in a lawful manner, and all parking space computations shall be based on such reconfiguration. All Fixed Rent and Additional Rent shall be paid up to the date of termination of this Lease.

(b) Landlord shall be entitled to receive all Proceeds and Tenant shall have no part thereof or claim thereto nor shall Tenant have any claim for the value of the portion of the leasehold estate so Taken. Landlord shall pay all fees, costs and expenses of every character and kind of Landlord incurred in connection with such Taking and obtaining the Proceeds therefor.

Section 15.04 – Temporary Taking. If possession of all or any portion of the Demised Premises shall be Taken for occupancy for a limited period (a "Temporary Taking"), this Lease shall continue in full force and effect and Tenant shall continue to pay in full the Fixed Rent, Additional Rent and other charges herein reserved without reduction or abatement. Landlord shall receive out of the Proceeds of such Temporary Taking (and Tenant shall be credited with) an amount equal to the total of the Fixed Rent, Additional Rent and other charges due to Landlord or to be paid by Tenant under the terms of this Lease for the period of such Temporary Taking (less any amounts theretofore paid by Tenant to Landlord) and the balance thereof shall be divided equally between Landlord and Tenant.

Section 15.05 – Tenant's Additional Claim. In any condemnation proceeding, Tenant may submit a separate claim against the Taking authority for the value of Tenant's trade fixtures, the cost of removal or relocation, goodwill, inventory, equipment and going concern values if such separate claims are allowable as such and such separate claims do not reduce the amount of Proceeds otherwise payable to Landlord.

Section 15.06 – Costs of Taking. Landlord and Tenant shall be solely responsible for their respective legal, appraisal, engineering and other fees, costs and expenses arising out of or in connection with any claim allocable or attributable to any item which each is permitted to separately claim under this Article 15, provided, however, that the Landlord's legal, appraisal, engineering and other fees and expenses incurred in connection with the collection of any Proceeds pursuant to Section 15.02 shall be allocated and paid by Landlord and Tenant in proportion to the amount of Proceeds disbursed to Landlord and Tenant respectively.

Section 15.07 – Arbitration.

(a) In the event of a dispute as to the amounts payable under this Article 15 (the "Applicable Amounts") and Landlord and Tenant are unable to reach a mutually acceptable determination of the Applicable Amounts within thirty (30) days after commencement of such negotiation, the matter shall be submitted to arbitration in accordance with the following terms and provisions of this Section. The sole issue to be

determined by such arbitration shall be the Applicable Amounts in accordance with this Section. Each party shall appoint an arbitrator within ten (10) days of the expiration of such thirty (30) day period, and provide the other party with the name and address of its arbitrator. Within ten (10) days after the date of the appointment of the second arbitrator, the two (2) arbitrators will meet. If the two (2) arbitrators are unable to agree on the Applicable Amounts as provided herein within ten (10) days after their first meeting, they will immediately select a third arbitrator. If the two (2) arbitrators are unable to agree upon the selection of the third arbitrator within ten (10) days, then Landlord and Tenant will petition the New York State Supreme Court to appoint the third arbitrator. The third arbitrator will be designated as chairman and will immediately give Landlord and Tenant written notice of its appointment. The three (3) arbitrators will meet within ten (10) days after the appointment of the third arbitrator. The third arbitrator will then select the Applicable Amounts proposed by one of the first two (2) arbitrators within thirty (30) days after appointment of the third arbitrator. The arbitrators must be licensed real estate appraisers with at least fifteen (15) years experience in the Suffolk County real estate market. No arbitrator may be an active real estate broker. The arbitration will be governed by the laws of the State of New York and, when not in conflict with such law, by the general procedures in the commercial arbitration rules of the American Arbitration Association. The arbitrators will not have the power to add to, modify, detract from or alter in any way the provisions of this Lease or any amendments or supplements to this Lease. The arbitrators will not have any power to decide or consider anything other than the specific issue of the Applicable Amounts in accordance with the terms of this Lease. No arbitrator is authorized to make an award for damages of any kind including, without limitation, an award for punitive, exemplary, consequential or incidental damages. Landlord and Tenant will pay for the services of its appointees, attorneys and witnesses plus one-half of all other proper costs relating to the arbitration. The decision of the arbitrators will be final and non-appealable and may be enforced according to the laws of the State of New York.

ARTICLE 16
RIGHT TO INSPECT

Section 16.01 – Right to Inspect. Tenant shall permit Landlord or Landlord's agents to enter the Demised Premises at all reasonable hours and upon reasonable notice to Tenant for the purpose of (i) inspecting the same; (ii) confirming that Tenant is complying with terms of this Lease; (iii) making repairs which Tenant neglects or refuses to make; (iv) exhibiting the Demised Premises to prospective mortgagees; (v) exhibiting the Demised Premises to brokers and prospective purchasers; and (vi) during the two (2) years preceding the expiration of this Lease, exhibiting the Demised Premises to brokers and prospective purchasers and lessees (it being understood that Landlord shall have no obligation to do any of the foregoing acts); provided, in each and every case, Landlord shall use commercially reasonable efforts not to unreasonably interfere with the conduct of Tenant's business at the Demised Premises. In the event of an

emergency, or if Landlord would be subject to criminal or civil liability, if admission to the Demised Premises for the aforesaid purposes cannot be obtained, Landlord's agents may enter the Demised Premises with reasonable force without rendering Landlord or its agents liable to Tenant for damages by reason thereof.

ARTICLE 17
[INTENTIONALLY OMITTED]

ARTICLE 18
DEFAULT PROVISIONS

Section 18.01 - Events of Default. If any one or more of the following events (in this Lease sometimes called "Events of Default") shall happen:

(a) if default shall be made in the due and punctual payment of any Fixed Rent or Additional Rent payable under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of five (5) days after the due date therefor;

(b) if default shall be made by Tenant in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Tenant's part to be kept, observed or performed, other than those referred to in the foregoing subdivision (a) of this Section and other than the terms, covenants, agreements, provisions, conditions and limitations contained in Section 4.01(c) of this Lease, which do not expose the Landlord to criminal liability, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or in the case of such a default or a contingency which cannot with due diligence and in good faith be cured within thirty (30) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith (it being intended that in connection with a default which does not expose Landlord to criminal liability, and is not susceptible of being cured with due diligence and in good faith within thirty (30) days, that the time of the Tenant within which to cure the same shall be extended for such a period as may be necessary for the curing thereof promptly with due diligence and in good faith, but in no event to exceed ninety (90) days);

(c) if Tenant shall file a voluntary petition in bankruptcy and shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or

any substantial part of its properties or of the Demised Premises or of Tenant's interest therein; or

(d) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises or of Tenant's interest therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within forty-five (45) days after the expiration of any such stay, such appointment shall not have been vacated;

then and in any such event Landlord at any time thereafter during the continuance of any such Event of Default may give written notice to Tenant, specifying such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least thirty (30) days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of Section 18.03, this Lease and the term hereby demised and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, as if the date specified in such notice were the day herein definitely fixed for the end and expiration of this Lease and the term thereof.

Section 18.02 - Bankruptcy. Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, above set forth in subdivisions (c) and (d) of Section 18.01 of this Article, shall be grounds for the termination of this Lease pursuant to the terms, covenants, agreements, provisions, conditions and limitations of this Article 18, only when such proceeding, action or remedy shall be taken or brought by or against Tenant or any assignee of this Lease, while such Tenant or such assignee is the owner of this Lease.

Section 18.03 – Termination of Lease. Upon any expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and reenter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

Section 18.04 – Reletting of Demised Premises. At any time or from time to time after any such expiration or termination, Landlord may relet the Demised Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

Section 18.05 - Damages. No such expiration or termination of the Lease shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to Landlord a sum equal to the Fixed Rent and the Additional Rent required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, at the election of Landlord, either:

(a) (i) the equivalent of the amount of the Fixed Rent and the Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

(ii) the net proceeds of any reletting effected pursuant to the provisions of Section 18.04 hereof, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Fixed Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. At any time after any such expiration or termination, whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between the Fixed Rent and all Additional Rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of Fixed

Rent becoming due hereunder after the date of such expiration or termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of what would otherwise have been the expiration of the then current term at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by the Landlord for the unexpired Term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting.

OR

(b) a sum which, at the time of such expiration or termination, represents the present value (employing a discount rate of four percent (4%) per annum) of the aggregate of the Fixed Rent and all Additional Rent which would have been payable under this Lease by Tenant had this Lease not expired or terminated, for the period commencing with the day following the date of such expiration or termination and ending with the Expiration Date. For purposes of this Section 18.05(b), the amount of Additional Rent which would have been payable by Tenant under this Lease shall, for each Lease Year ending after such expiration or termination, be deemed to be an amount equal to the amount of all Additional Rent payable by Tenant for the Lease Year immediately preceding the Lease Year in which such expiration or termination shall occur and prorated for any period less than a full Lease Year. Tenant shall pay the amount under this Section 18.05(b) upon demand by Landlord.

Nothing contained in this Section 18.05 shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the sums referred to above.

Section 18.06 – Tenant's Waiver of Notice to Re-enter. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant (including but not limited to any leasehold mortgagee or other creditor) also waives any and all right of redemption or re-entry or re-possession or to redeem or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of entry, re-entry or re-possession by lessor or in case of any expiration or termination of this Lease. Landlord and Tenant, so far as permitted by law, hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever

arising out of, or in any way connected with this Lease, including but not limited to, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises or any claim of injury or damage. The terms "enter", "re-enter", "entry" or re-entry", as used in this Lease are not restricted to their technical legal meaning.

Section 18.07 – Threatened Breach. In the event of any breach or threatened breach by Tenant of any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, re-entry, summary proceedings, and other remedies were not provided for in this Lease.

Section 18.08 – Remedies Cumulative. Each right or remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or other law.

ARTICLE 19
ATTORNEYS' FEES

Section 19.01 – Attorneys' Fees. If at any time there shall occur an Event of Default hereunder, and if Landlord shall institute an action or summary proceedings against Tenant based upon such Event of Default, then Tenant shall reimburse Landlord for the expenses of reasonable attorneys' fees and disbursements incurred by Landlord. The amount of such expenses shall be deemed to be "Additional Rent" hereunder and shall be due from Tenant on demand from Landlord.

ARTICLE 20
WAIVER OF REDEMPTION; COUNTERCLAIM; TRIAL BY JURY

Section 20.01 - Waiver. Tenant hereby expressly (i) waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise; (ii) waives all rights to stay summary proceedings; and (iii) agrees that it shall not interpose any counterclaim in any summary proceeding or any action based on non-payment of Fixed Rent, Additional Rent or any other payments or charges required to be made by Tenant to Landlord. Nothing

contained herein shall prevent Tenant from asserting any such counterclaim as a cause of action in a separate action or proceeding, but Tenant shall not seek a consolidation or joint trial of such separate action or proceeding with any summary proceeding or other action or proceeding commenced by Landlord for non-payment of Fixed Rent, Additional Rent or any other payments or charges required to be made by Tenant to Landlord. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matters arising out of or connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

ARTICLE 21
NO WAIVER

Section 21.01 – No Waiver. No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

ARTICLE 22
END OF TERM

Section 22.01 – Surrender of Demised Premises.

(a) Tenant shall, at the expiration or other termination of this Lease quit and surrender to Landlord the Demised Premises, in compliance with Article 10 of this Lease, broom clean and in good condition and repair, reasonable wear and tear and casualty excepted, and the roof shall be free of leaks. Tenant shall surrender all keys for the Demised Premises to Landlord at Landlord's office, and shall inform Landlord of all combinations of locks, safes, vaults, alarms and other encoded devices or facilities if any, located in the Demised Premises. If the last day of the Term shall fall on a Saturday, Sunday or legal holiday, the Term of this Lease shall expire on the business day immediately preceding such date.

(b) All personal property, furniture, furnishings and trade fixtures furnished by or at the expense of Tenant, shall remain the property of Tenant and may

be removed by Tenant from time-to-time prior to the expiration or other termination of this Lease. Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term specifying any such items of property which Tenant does not wish to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of said items, Tenant shall, at Tenant's expense, remove said items prior to the expiration of the Term.

(c) In any case where Tenant removes any property or Alterations pursuant to Sections 22.01(a) or 22.01(b), or otherwise, Tenant shall immediately repair all structural damage caused by said removal and shall restore the Demised Premises to good condition at Tenant's expense, and if Tenant fails to do so, Landlord may do so at Tenant's cost and Tenant shall reimburse Landlord therefor upon demand.

(d) Upon failure of Tenant to remove any property in accordance with Sections 22.01(a) and 22.01(b), or upon failure of Tenant to notify Landlord of any property it does not wish to remove from the Demised Premises in accordance with Section 22.01(b), then, as to such property, upon termination of this Lease, Landlord may, at Tenant's expense: (i) remove all such property which Landlord may require Tenant to remove pursuant to Sections 22.01(a) and 22.01(b), (ii) cause the same to be placed in storage, and (iii) repair any damage caused by said removal. Tenant shall, upon demand, reimburse Landlord for all of the aforesaid expenses.

(e) Notwithstanding anything to the contrary contained in this Section 22.01, Landlord, at its option, at the expiration or sooner termination of the Term, may, subject to Section 6.07, require Tenant to restore the Demised Premises to the condition existing on the date hereof.

(f) Notwithstanding anything to the contrary contained in this Section 22.01, any items of property or Alterations not removed by Tenant may, at the election of Landlord, be deemed to have been abandoned by Tenant, and Landlord may retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof.

Section 22.02 - Ownership of Improvements. Upon the termination of this Lease, whether by expiration of the Term or by reason of default on the part of Tenant, or for any other reason whatsoever, all Improvements then located on the Premises including all affixed lighting fixtures, heating, ventilating and air conditioning equipment, pipes, ducts, conduits, wiring, paneling, partitions, railings, mezzanine floors, galleries and the like, shall remain upon and be surrendered with the Demised Premises as a part thereof and shall then merge with the freehold estate and become the property of Landlord as a part of the realty, free and clear of any liens, encumbrances or burdens placed upon Tenant's leasehold estate.

Section 22.03 – Holdover.

(a) If the Demised Premises shall not be surrendered as and when aforesaid and in the condition required hereunder, Tenant shall pay to Landlord as use and occupancy for each month or fraction thereof during which Tenant continues to occupy the Demised Premises from and after the Expiration Date (the "Continued Occupancy Period"), an amount of money (the "Occupancy Payment") equal to two hundred (200%) percent of one-twelfth (1/12th) of the aggregate Fixed Rent and Additional Rent paid or payable by Tenant during the first twelve (12) months immediately preceding such holding over. Tenant shall make the Occupancy Payment, without notice or previous demand therefor, on the first day of each and every month during the Continued Occupancy Period.

(b) The receipt and acceptance by Landlord of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant's breach of Tenant's covenants and agreements under this Article 22, or a waiver by Landlord of Landlord's right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of Landlord's rights to enforce any of Landlord's rights or pursue any of Landlord's remedies against Tenant in such event other than the payment of Fixed Rent as provided for in this Lease or under law. This Section shall be deemed to be an agreement expressly providing otherwise within the meaning of Section 232(c) of the Real Property Law of the State of New York and any successor law of like import.

(c) No holding over by Tenant shall be deemed nor operate as an extension of the Term of this Lease.

Section 22.04 – Survival. Tenant's obligation to observe or perform each and every one of the covenants set forth in this Article shall survive the expiration or other termination of the Term.

ARTICLE 23
BROKER

Section 23.01 - Broker. Tenant and Landlord each represent to the other that it has dealt with no broker in connection with this Lease other than Corporate National Realty, LLC, Pugatch Realty Corp. and Atlantic Property Services LLC (collectively, the "Broker"). Landlord shall pay Broker any commission earned pursuant to a separate agreement between Landlord and Broker. Tenant hereby agrees to indemnify and hold Landlord harmless of and from any and all losses, costs, damages or expense (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, other than the Broker, who claims to have dealt with Tenant in connection with this Lease, which indemnity shall survive the expiration or other termination of this Lease.

ARTICLE 24
QUIET ENJOYMENT

Section 24.01 – Quiet Enjoyment. Landlord covenants that if and so long as Tenant pays the Fixed Rent and Additional Rent and other charges reserved by this Lease, and performs all the terms, covenants and conditions of this Lease on the part of Tenant to be performed, Tenant shall quietly enjoy the Demised Premises subject, however, to the terms of this Lease.

ARTICLE 25
NON-LIABILITY OF LANDLORD

Section 25.01 – Non-Liability of Landlord.

(a) Landlord and Landlord's affiliates, trustees, agents, members, employees, officers, directors, successors and assigns shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or damage to person or property sustained by Tenant resulting from any accident or occurrence, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind, rain, fire, storm or other occurrence of nature; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Demised Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, windows, walks or any other place upon or near the Demised Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of Tenant, any Tenant Party or of any other persons or occupants of the Improvements or of adjoining or contiguous buildings or improvements or of owners of adjacent or contiguous property. The foregoing provisions of this Section 25.01(a) shall not apply to any loss due solely to Landlord's gross negligence or willful misconduct.

(b) Landlord shall be under no personal liability with respect to its obligations under this Lease. Tenant shall look solely to the equity of the Landlord in the Land and Improvements constituting the Demised Premises for the satisfaction of Tenant's remedies, and in no event shall Tenant attempt to secure any personal judgment against any individual or any member, principal, partner, employee, officer, director or agent of Landlord by reason of such default by Landlord.

(c) The word "Landlord" as used herein means only the owner in fee for the time being of the Demised Premises, and in the event of any sale of the Demised Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Demised Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

ARTICLE 26
APPLICABLE LAW AND CONSTRUCTION

Section 26.01 – Applicable Law and Construction. The laws of the State of New York shall govern the validity, performance and enforcement of this Lease without giving effect to any principle of such law as would result in the selection or application of law of any other jurisdiction. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Lease shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the party drafting this Lease.

ARTICLE 27
BINDING EFFECT OF LEASE

Section 27.01 - Binding Effect of Lease. The covenants, agreements and obligations contained in this Lease shall, except as herein otherwise provided, extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.

ARTICLE 28
NOTICES

Section 28.01 - Notice. All notices to be given hereunder shall be in writing and given by hand delivery, by certified or registered mail, or by recognized overnight courier (e.g. Fed Ex) addressed to either of the parties at the address hereinabove

given or at any other subsequent mailing address they may indicate by written notice. Any notice given hereunder by mail shall be deemed delivered upon receipt or rejection of delivery by the addressee. Any notice to be delivered to Landlord hereunder should be directed to the attention of Barbara Hartstein at 1711 Hereford Road, Hewlett, New York 11557. Any notice to be delivered to Tenant hereunder shall be directed to Trade-Winds counsel: David S. Rubinton (c/o Trade-Winds) and John Lander, Esq. 484 W. Main St., Babylon, N. 11702 In addition, copies of default notices to Landlord shall be delivered to Landlord's counsel: Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, 15th Floor, Uniondale, New York 11556-1425, Attn: Chairman, Real Estate Department.

ARTICLE 29
FEE MORTGAGES

Section 29.01 – Landlord's Right to Mortgage. Nothing herein contained shall limit Landlord's right to place any mortgage on the interest of Landlord in the Demised Premises including, without limitation, any modifications, consolidations, extensions, renewals and replacements thereof ("Mortgage").

Section 29.02 – Mortgagee's Right to Cure. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to abate the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and the holder of each Mortgage; provided the name and address of the holder of any such Mortgage shall previously have been furnished to Tenant, and (b) until thirty (30) days shall have elapsed following the giving of such notice if the same can be remedied within such thirty (30) day period or if the same cannot be remedied within thirty (30) days until a reasonable period of time has elapsed to cure provided such cure has commenced within the thirty (30) day period, and, further, provided the holder of such Mortgage shall with due diligence continue to remedy such act or omission.

Section 29.03 – Tenant's Attornment. If the holder of any Mortgage, or any designee of any such holder, shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord"), Tenant shall automatically attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument ("Attornment Agreement") that such Successor Landlord may reasonably request to evidence such Attornment. Upon such Attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this

Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month's rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the Mortgage; or (d) be obligated to make any improvements to, or perform any work at, or furnish any services to, the Demised Premises.

Section 29.04 – Priority of Lease. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to every underlying lease, the rights of the overlandlord or overlandlords under each underlying lease, all Mortgages heretofore or hereafter placed on or affecting any underlying lease, alone or with other property, and to all advances heretofore or hereafter made under such leasehold mortgage, and to the lien of all renewals, modifications, consolidations, replacements, substitutions, spreaders, additions and extensions of any such leasehold mortgage, and (b) any Mortgage now or hereafter affecting the Demised Premises or any part or parts of such real property, or such real property and other property, and to each advance made or hereafter to be made under any such Mortgage and to all renewals, modifications, consolidations, replacements, substitutions, spreaders, additions and extensions of any such underlying lease or leases and/or Mortgages. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate reasonably approved by Tenant's counsel that Landlord or its successors in interest may reasonably request.

ARTICLE 30
ESTOPPEL CERTIFICATE

Section 30.01 – Tenant's Estoppel Certificate. Tenant shall, upon not less than fifteen (15) days' prior written request from Landlord, execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and stating whether there are any defaults under this Lease of which Tenant has actual knowledge and specifying such defaults, if any, and stating such other factual information which Landlord reasonably requests.

ARTICLE 31
REPRESENTATIONS

Section 31.01 – Tenant's Representations. Tenant represents and warrants that:

(a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted

and to execute, deliver and perform this Lease. The Lease has been duly authorized by all necessary action on the part of the Tenant.

(b) The execution, delivery and performance of the Lease and the consummation of the transactions contemplated hereby will not result in violation of or be in conflict with or constitute a default under any term or provision of Tenant's governing organization documents or under any term or condition of any contract, agreement, lease or instrument to which Tenant is a party or by which Tenant is bound or any term of any judgment, decree, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to the Tenant.

(c) There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Tenant which would question the validity of any of the foregoing representations or the validity of this Lease.

The foregoing representations and warranties shall be deemed made as of the date hereof and as of the Commencement Date.

Section 31.02 – Landlord's Representations. Landlord represents and warrants that:

(a) Landlord is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own and operate properties, to carry on its business as now conducted, and to execute, deliver and perform this Lease. The Lease has been duly authorized by all necessary action on the part of the Landlord.

(b) The execution, delivery and performance of the Lease and the consummation of the transactions contemplated hereby and thereby will not result in violation of or be in conflict with or constitute a default under any term or provision of the Certificate of Incorporation or By-Laws of the Landlord or any term of any judgment, decree, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to the Landlord.

(c) There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Landlord which would question the validity of any of the foregoing representations or the validity of this Lease.

(d) On the Commencement Date, all mechanical systems shall be in working order, the roof shall be free of leaks, the warehouse space shall be broom clean, and the dust collectors in the rear of the Demised Premises shall be removed.

The foregoing representations and warranties shall be deemed made as of the date hereof and as of the Commencement Date.

ARTICLE 32
RIGHT OF FIRST REFUSAL

Section 32.01 – Right of First Refusal. If at any time following the date hereof, Landlord shall receive a *bona fide* offer from any person, firm, corporation, or other entity (hereinafter, individually and collectively referred to as the "Third Party") to purchase the Demised Premises ("Transfer"), Landlord shall send Tenant a notice setting forth all of the material terms of such offer from the Third Party (a "Material Terms Notice") or shall send Tenant a true, complete and correct copy of the Third Party's offer (the "Offer") and, in either case, shall notify Tenant of the intention of Landlord to accept the same. If Landlord intends to accept the Offer, Tenant shall have the right (hereinafter referred to as the "Right of First Refusal") within three (3) business days following receipt from Landlord of the Material Terms Notice or the Offer to elect to accept the Transfer upon all of the terms and conditions set forth in the Material Terms Notice or Offer which shall include the deposit of at least 10% of the purchase price with Landlord's attorney as escrowed funds; provided, however, that Tenant shall be required to close on the Transfer by the date the Third Party is required to close, TIME BEING OF THE ESSENCE as to Tenant's obligations. If Tenant does not so elect within said three (3) business day period, Landlord may then effect the Transfer to the Third Party on or before the closing date set forth in the Material Terms Notice or Offer, provided said Transfer is on substantially all of the same terms and conditions and for the price set forth in the Material Terms Notice or Offer sent to Tenant. Tenant's failure to exercise its Right of First Refusal hereunder shall be deemed a waiver of its Right of First Refusal on subsequent Transfers or proposed Transfers.

ARTICLE 33
RIGHT OF FIRST OFFER

Section 33.01 – Right of First Offer.

(a) Landlord shall notify Tenant ("Landlord's Initial Notice") of the availability for the sale of the Demised Premises during the Term. Within fifteen (15) days of receipt of Landlord's Initial Notice, Tenant shall have the right to notify Landlord ("Tenant's Notice") in the event Tenant desires to purchase the Demised Premises TIME BEING OF THE ESSENCE with respect to such fifteen (15) day period. Tenant's failure to send Tenant's Notice within the fifteen (15) day period shall be deemed to be an automatic expiration of Tenant's first right to purchase hereunder. If Tenant elects not to purchase the Demised Premises, or fails to respond to Landlord within fifteen (15) days of receipt of Landlord's Initial Notice, Landlord shall be free to sell the Demised Premises to any other party on any terms Landlord elects.

(b) If Tenant elects to purchase the Demised Premises from Landlord pursuant to the terms hereof, Tenant and Landlord shall, within fifteen (15) days of Tenant's Notice, TIME BEING OF THE ESSENCE with respect to such fifteen (15) day period, enter into a contract for sale for the Demised Premises incorporating such terms as are acceptable to Landlord and Tenant. If Landlord and Tenant fail to enter into a contract of sale for the Demised Premises within the fifteen (15) day period, Landlord shall be free to sell the Demised Premises to any other party on any terms Landlord elects.

(c) Landlord's obligation to offer the Demised Premises to Tenant shall be strictly conditioned upon there being no event of default on the part of Tenant under this Lease which at the time of Tenant's receipt of Landlord's Initial Notice, is continuing beyond the applicable period for notice and cure, either at the time of Landlord's receipt of Tenant's Notice or as of the closing date. Notwithstanding anything to the contrary contained in this Lease, if, on any of the dates set forth in this Section 33.01, Tenant is in default under the terms of this Lease which continues unremedied after notice and the exp8iratoin of any applicable cure period, then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to Tenant, to void Tenant's exercise of its right to purchase under this Article 33, in which case Tenant's exercise shall be of no force or effect, and Tenant's right to purchase hereunder shall automatically expire.

ARTICLE 34
MISCELLANEOUS

Section 34.01 - Taxes. Tenant shall be responsible for any taxes, including, but not limited to, New York State transfer taxes, payable by reason of the execution of this Lease. Landlord shall complete and sign any required tax return.

Section 34.02 – Venue; Service of Process. Landlord and Tenant and any subtenant under this Lease, hereby expressly consent to the jurisdiction of the Supreme Court of the County of Suffolk (or any successor thereto), the Supreme Court of the State of New York and the United States District Court with respect to any action or proceeding between Landlord and Tenant or such party with respect to this Lease or any rights or obligations of either party pursuant to or in connection with this Lease, and each of such subtenant, Landlord and Tenant agree that venue shall lie in Queens County. Tenant and any subtenant further waive any and all rights to commence any such action or proceeding against Landlord before any other court. Without limiting any other methods of obtaining jurisdiction, personal jurisdiction of the Tenant in any action or proceeding may be obtained within and without the jurisdiction of any court located in the State of New York, and that process or notice of motion or other application in connection with such action or proceeding may be served upon the Tenant by registered or certified mail at the last known address of the Tenant, whether such address be within or without the jurisdiction of any such court, and service shall be

deemed complete three (3) business days after when mailed even if delivery is refused by the addressee.

Section 34.03 – Lease Not an Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto or the Demised Premises unless and until Landlord shall execute a counterpart of this Lease and deliver the same to Tenant. Until such execution and delivery, any action taken or expense incurred by Tenant in connection with this Lease or the Demised Premises shall be solely at Tenant's own risk and account.

Section 34.04 - Memorandum of Lease. This Lease shall not be recorded by Landlord or Tenant. At the request of either party, Landlord and Tenant shall execute and deliver to the other party a short form memorandum of lease in form for recording. Such memorandum of lease shall not set forth any of the financial terms of this Lease and shall set forth the Initial Term of this Lease, that the Lease contains a Right of First Refusal, and shall provide that the memorandum of lease shall automatically expire at the Expiration Date of the Term.

Section 34.05 – No Waiver. Except as otherwise expressly provided in this Lease, the failure of Landlord to enforce its rights for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and Landlord shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation. The receipt by Landlord or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease shall not be deemed a waiver of such breach. Except as otherwise expressly provided in this Lease, no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in a writing signed by the party against whom enforcement shall be enforced. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord may be entitled under this Lease, at law or in equity.

Section 34.06 – Landlord's Consent. In any instance in which Landlord's consent, approval or other action or exercise of judgment or discretion shall be made or shall be required by this Lease, or otherwise requested by Tenant, and Tenant disputes Landlord's reasonableness in granting, exercising, delaying or withholding the same, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives, any claim for damages or any remedy not specifically authorized herein; nor shall Tenant claim any damages by way of setoff, counterclaim or defense but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment.

Section 34.07 – Counterparts. This Lease may be executed in multiple counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

Section 34.08 – Building Expansion. If and when, under all Requirements, the building is permitted to be expanded, Landlord and Tenant shall in good faith negotiate the terms of a new lease for the Demised Premises incorporating, among other things, terms for the construction of the building expansion and the rental of the Demised Premises, as expanded, to Tenant. Neither Landlord nor Tenant shall be under any obligation to sign a new lease. Nothing in this Section 34.08 shall have any effect on the rights and obligations of Landlord and Tenant under the terms of this Lease, which shall continue uninterrupted and unmodified.

ARTICLE 35
GUARANTY

Section 35.01 – Guaranty. As a condition of Landlord's obligations hereunder, Guarantor shall deliver to Landlord the Guaranty of Lease in the form of Exhibit A attached hereto, executed by Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement of Lease as of the day and year first above written.

895 WAVERLY ASSOCIATES LLC, Landlord

By: ______________________

Name: Alan Wertheim

Title: VP/Secty

TRADE WINDS ENVIRONMENTAL RESTORATION, INC., Tenant

By: ______________________

Name: MICHAEL O'REILLY

Title: PRESIDENT /CEO

STATE OF NEW YORK)
) ss.:
COUNTY OF __________)

On the ___ day of _____________, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her their capacity(ies), and that by his her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public

STATE OF NEW YORK)
) ss.:
COUNTY OF SUFFOLK)

On the 8th day of SEPTEMBER, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL O'REILLY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her their capacity(ies), and that by his her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[signature]
Notary Public

::ODMA\PCDOCS\RMF_DOC\360167\8

DAVID S. RUBINTON
Notary Public, State of New York
No. 02RU~~4922269~~ 6064476
Qualified in ~~Queens~~ NASSAU
Commission Expires ~~March 22, 20~~ 4/24/09

EXHIBIT A

(Form of Guaranty of Lease)

For value received, in consideration for, and as an inducement to **895 WAVERLY ASSOCIATES LLC** ("Landlord"), with offices located at 1711 Hereford Road, Hewlett, New York 11557, who has been requested by **TRADE WINDS ENVIRONMENTAL RESTORATION, INC.** ("Tenant"), a New York corporation to enter into a proposed lease (the "Lease"), whereby Landlord would let and demise unto Tenant, and Tenant would hire and rent from Landlord, the real property and the building known as 895 Waverly Avenue, Holtsville, New York, Section 835, Block 1, Lot 4, in Suffolk County, as more particularly described and set forth in the Lease, in which Lease is hereby incorporated into this instrument by reference, the undersigned, having its principal office at 100 Sweeneydale Avenue, Bay Shore, New York 11706 ("Guarantor") hereby guarantees to Landlord, its legal representatives, successors and assigns, the full and faithful performance and observance by Tenant, its successors, and assigns, of all terms, covenants, conditions, agreements, restrictions, and limitations of the Lease, including without limitation the prompt payment of all rent, additional rent, other charges or any arrears thereof that may remain due Landlord, together with the payment of all costs, attorneys' fees, and other expenses incurred by Landlord in enforcing such performance and observation.

Guarantor further covenants that:

(1) the liability of Guarantor is primary, shall not be subject to deduction for any claim of offset, counterclaim or defense which Tenant may have against Landlord, and Landlord may proceed against Guarantor separately or jointly, before, after or simultaneously with any proceeding against Tenant for default in the performance or observance of any of Tenant's obligations under the Lease;

(2) this Guaranty shall not be terminated or impaired in any manner whatsoever by reason of the assertion (or failure or delay in the assertion) by Landlord against Tenant of any of the rights and/or remedies reserved to Landlord under the Lease, by reason of summary or other proceedings against Tenant by reason of any extension of time or indulgence granted by Landlord to Tenant or to Guarantor or by reason of any waiver of the performance or observance by Tenant of any agreement, covenant, term or condition to be performed or observed by Tenant;

(3) Guarantor expressly waives any requirement of notice of nonpayment, nonperformance, or nonobservance, or proof of notice or demand;

(4) this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect (i) as to any renewal, extension, amendment,

addition, assignment, sublease, transfer or other modification of the Lease, and (ii) without regard to the validity or enforceability of the Lease;

(5) this Guaranty shall in no way be affected, modified or diminished by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant;

(6) in any action or proceeding brought by Landlord against Guarantor on account of this Guaranty, Guarantor shall and does hereby waive trial by jury and the right to interpose counterclaims or setoffs of any kind or description;

(7) until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor (a) waives any right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor herewith or any right to enforce any remedy which Guarantor may have against Tenant by reason of any such payment or performance, and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor, to the obligations of Tenant to Landlord under the Lease and the Guarantor shall not be entitled to enforce or receive payment thereof until all sums owed to Landlord have been paid;

(8) Guarantor indemnifies and saves Landlord harmless of and from all loss, cost, liability, expense and damage, including, but not limited to counsel fees and disbursements which may arise by reason of Tenant's default under the Lease or Tenant's insolvency, or Guarantor's default hereunder; and

(9) has the legal right, capacity and authorization to execute this Guaranty.

If this Guaranty shall be held ineffective or unenforceable, Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint tenant therein with joint and several liability for the period of this Guaranty.

All of Landlord's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease. Guarantor acknowledges receipt of a true copy of the Lease.

All notices required or permitted to be given hereunder shall be given when sent by overnight courier service or by certified mail, return receipt requested to any party hereto at its address set forth above or to such other address with respect to any party as such party shall notify the other in writing.

All obligations and liabilities of Guarantor pursuant to this Guaranty shall be binding upon the successors and assigns of Guarantor. If there shall be more than one Guarantor, their liability hereunder shall in all respects be joint and several. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws. This Guaranty represents the entire agreement between the parties and may not be modified or amended except by a writing duly executed by the party to be charged.

Dated: 9/8/06

Guarantor:

WINDSWEPT ENVIRONMENTAL GROUP, INC.

BY: [signature]

Name: MICHAEL O'REILLY

Title: PRESIDENT / CEO

STATE OF NEW YORK)
) ss.:
COUNTY OF SUFFOLK)

On the 8th day of SEPTEMBER, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL O'REILLY, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her their capacity(ies), and that by his her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

[signature]

Notary Public

DAVID S. RUBINTON
Notary Public, State of New York
No. 02RU~~4922288~~ 6064476
Qualified in ~~Queens~~ NASSAU
Commission Expires ~~March 22, 20~~ 9/24/09